                                                                    EXHIBIT 10.1

                           LOAN AND SECURITY AGREEMENT

                          DATED AS OF SEPTEMBER 5, 2003

                                  BY AND AMONG

                        LASALLE BANK NATIONAL ASSOCIATION

                                       AND

                            VITA FOOD PRODUCTS, INC.,

                          VIRGINIA HONEY COMPANY, INC.,

                             THE HALIFAX GROUP, INC.

                                       AND

                           VITA SPECIALTY FOODS, INC.

                       LASALLE BANK NATIONAL ASSOCIATION/
VITA FOOD PRODUCTS, INC., VIRGINIA HONEY COMPANY, INC., THE HALIFAX GROUP, INC.
                         AND VITA SPECIALTY FOODS, INC.
                           LOAN AND SECURITY AGREEMENT

                                TABLE OF CONTENTS
                                -----------------
1.   Definitions And Terms...............................................     1
2.   Loans:  Disbursements, Interest Rates, Loan Requests and Fees.......    10
  2.1        Loans.......................................................    10
  2.2        Interest Rates and Fees.....................................    12
  2.3        LIBOR Rate Provisions.......................................    13
  2.4        Letters of Credit...........................................    14
  2.5        Computation of Interest.....................................    15
3.   Loans:  General Terms...............................................    15
  3.1        Payments....................................................    15
  3.2        Late Payment Provision......................................    16
  3.3        Notes.......................................................    16
  3.4        One Loan....................................................    16
  3.5        Use of Loan Proceeds........................................    16
  3.6        Maximum Revolving Loans.....................................    16
  3.7        Representation and Warranty.................................    17
  3.8        Authorization to Disburse...................................    17
  3.9        Bank Charges................................................    17
  3.10       Payment of Costs, Fees and Expenses.........................    17
  3.11       Debit of Accounts...........................................    17
  3.12       Application of Payments.....................................    17
  3.13       Co-Obligor Provisions.......................................    17
4.   Collateral:  General Terms..........................................    19
  4.1        Grant of Security Interest..................................    19
  4.2        Supplemental Documentation..................................    19
  4.3        Inspections and Verifications...............................    20
  4.4        Liens/Collateral Locations..................................    20
  4.5        Lockbox.....................................................    20
  4.6        Account Earnings Credit.....................................    21
  4.7        Assignment of Competing Security Interest...................    21
  4.8        Special Collateral..........................................    21
  4.9        Additional Collateral.......................................    21
  4.10       No Custom or Waiver.........................................    21
  4.11       Lien on Realty..............................................    21
5.   Collateral:  Accounts...............................................    22
  5.1        Eligible Accounts...........................................    22
  5.2        Notice of Ineligible Accounts...............................    23
  5.3        Additional Representations, Warranties and Covenants........    24
  5.4        Revolving Loans.............................................    24
  5.5        Verification of Accounts....................................    24
  5.6        Notices Regarding Account Debtors...........................    24
  5.7        Notice Regarding Disputed Accounts..........................    25
  5.8        Attorney and Agent-In-Fact..................................    25
6.   Collateral:  Inventory..............................................    25
  6.1        Eligible Inventory..........................................    25

                                       i

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
  6.2        Additional Representations, Warranties and Covenants........    26
  6.3        Sale of Inventory...........................................    26
  6.4        Responsibility for Inventory................................    26
7.   Equipment...........................................................    26
  7.1        Representations, Warranties and Covenants...................    26
  7.2        Maintenance of Equipment....................................    27
  7.3        Evidence of Ownership.......................................    27
  7.4        Records and Schedules of Equipment..........................    27
8.   Insurance and Taxes.................................................    27
  8.1        Insurance...................................................    27
  8.2        Taxes.......................................................    28
9.   Representations, Warranties and Covenants:  General.................    28
  9.1        Representations and Warranties..............................    28
  9.2        Covenants...................................................    31
  9.3        Negative Covenants..........................................    34
  9.4        Financial Covenants.........................................    35
  9.5        Financial Reporting.........................................    35
10.  Conditions Precedent................................................    36
  10.1       Conditions to Initial Funding...............................    36
  10.2       Conditions to Subsequent Fundings...........................    37
11.  Event of Default; Remedies..........................................    38
  11.1       Events of Default...........................................    38
  11.2       Cumulative Remedies.........................................    39
  11.3       Discontinuing Advances......................................    39
  11.4       Remedies....................................................    40
  11.5       Assembling Collateral.......................................    40
  11.6       Notice of Sale..............................................    40
  11.7       Postponement of Sale........................................    40
12.  General.............................................................    40
  12.1       Bank Accounts...............................................    40
  12.2       Application of Payments.....................................    40
  12.3       Additional Representations, Warranties and Covenants........    41
  12.4       Modification and Assignment of Loan Documents...............    41
  12.5       Waiver of Defaults..........................................    41
  12.6       Severability................................................    41
  12.7       Successors and Assigns......................................    41
  12.8       Incorporation of Other Agreements; Exhibits; and Schedules..    42
  12.9       Survival of Termination.....................................    42
  12.10      Waiver of Notices...........................................    42
  12.11      Authority to Execute and Borrow.............................    42
  12.12      Costs, Fees and Expenses....................................    42
  12.13      Binding Agreement; Governing Law............................    43
  12.14      Notices.....................................................    43
  12.15      Release of Claims...........................................    44
  12.16      Capital Adequacy Charge.....................................    44
  12.17      Headings....................................................    44
  12.18      Maximum Interest............................................    44
  12.19      Construction................................................    44
  12.20      Revival of Liabilities......................................    45
  12.21      General Indemnity...........................................    45

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
  12.22      Environmental and Safety and Health Indemnity...............    45
  12.23      Completion of Loan Agreement and Other Agreements...........    46
  12.24      Joint and Several Liability.................................    46
  12.25      Disclosure of Information...................................    46
  12.26      Merger Clause...............................................    46
  12.27      SERVICE OF PROCESS..........................................    46
  12.28      JURISDICTION; VENUE.........................................    46
  12.29      JURY WAIVER.................................................    47
Schedule 1.1 - Permitted Liens...........................................    49
Schedule 4.1 - Commercial Tort Claims....................................    52
Schedule 4.4 - Chief Executive Office and Collateral Locations...........    53
Schedule 4.11 - Real Property Owned by Borrowers.........................    56
Schedule 9.1(Q) - Borrowers and its Subsidiaries' Corporate Information;.    57
Schedule 9.1(S) - Labor Relations........................................    58

                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement (this "Loan Agreement") is made and entered into as of September 5, 2003, by and among LaSalle Bank National Association, a national banking association, with its principal office located at 135 South LaSalle Street, Chicago, Illinois 60603 ("Lender"), Vita Food Products, Inc., a Nevada corporation, with its chief executive office located at 2222 West Lake Street, Chicago, Illinois 60612 ("Vita Food"), Virginia Honey Company, Inc., a Virginia corporation, with its chief executive office located at 2222 West Lake Street, Chicago, Illinois 60612 ("Virginia Honey"), The Halifax Group, Inc., a Georgia corporation, with its chief executive office located at 2222 West Lake Street, Chicago, Illinois 60612 ("Halifax"), and Vita Specialty Foods, Inc., a Delaware corporation, with its chief executive office located at 2222 West Lake Street, Chicago, Illinois 60612 ("Specialty Foods") (Vita Food, Virginia Honey, Halifax and Specialty Foods are individually a "Borrower" and collectively the "Borrowers").

                              W I T N E S S E T H:

         WHEREAS, Borrowers desire Lender to provide certain extensions of credit, loans or other financial accommodations to Borrowers (the "Financial Accommodations"); and

         WHEREAS, Lender is willing to provide the Financial Accommodations to Borrowers, but solely on the terms and subject to the conditions set forth in this Loan Agreement and the other documents, instruments and agreements executed and delivered pursuant to this Loan Agreement or referenced herein.

         NOW THEREFORE, in consideration of the Financial Accommodations, the mutual promises and understandings of Lender and Borrowers set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrowers hereby agree as set forth in this Loan Agreement.

                            1. DEFINITIONS AND TERMS

The following words, terms or phrases shall have the following meanings:

         "ACCOUNT", " ACCOUNT DEBTOR", "CHATTEL PAPER", "COMMERCIAL TORT CLAIMS", "DEPOSIT ACCOUNT", "DOCUMENT", "DOCUMENT OF TITLE", "ELECTRONIC CHATTEL PAPER", " EQUIPMENT", "FIXTURE", "GENERAL INTANGIBLES", "GOODS", "INSTRUMENT", "INVENTORY", "INVESTMENT PROPERTY", "LETTER OF CREDIT RIGHTS", "PAYMENT INTANGIBLES", "PROCEEDS", "SUPPORTING OBLIGATIONS" and "TANGIBLE CHATTEL PAPER": shall have their respective meanings as set forth in the Illinois Uniform Commercial Code, as amended or restated from time to time.

         "AFFILIATE": shall mean any Person that directly or indirectly, through one or more intermediaries, owns, controls or is controlled by, or is under common control with, any Borrower. A Person shall be presumed to control a Borrower if such Person is the direct or indirect legal or beneficial owner of more than fifteen percent (15%) of the outstanding Equity Interests of such Borrower.

         "ASSIGNMENT OF RENTS AND LESSOR'S INTEREST IN LEASES": shall mean that certain Assignment of Rents and Lessor's Interest in Leases of even date herewith executed and delivered by Vita Food to Lender, as amended, renewed or restated from time to time.

         "BORROWING BASE": shall mean the total, without duplication, of the following:

                  (1) eighty percent (80%) of the face amount of all then existing Eligible Accounts as set forth on the Borrowing Base Certificate delivered by Borrowers to Lender from time to time, minus all finance charges and prompt payment, volume and all other discounts, credits or allowances which may be taken by or granted to Account Debtors,

                  (2) plus, without duplication, the lesser of (a) the sum of
         (I) sixty percent (60%) of the Value of all then existing Eligible Inventory consisting of raw materials and packaged goods, (II) twenty-five percent (25%) of the Value of all then existing Eligible Inventory consisting of packaging inventory, and (III) fifty percent (50%) of the Value of In-Transit Inventory; or (b) $4,250,000.00,

                  (3) plus the Overadvance,

                  (4) less all Letter of Credit Obligations.

         "BORROWING BASE CERTIFICATE": shall mean the certificate summarizing the combined Borrowing Base delivered from time to time by Borrowers to Lender in accordance with the terms of this Loan Agreement, in form and substance acceptable to Lender, which shall, among other things, certify to Lender each Borrower's state of formation.

         "BUSINESS DAY": shall mean any day other than a Saturday, a Sunday or
(1) with respect to all matters, determinations, fundings and payments in connection with LIBOR Loans, any day on which banks in London, England or Chicago, Illinois are required or permitted to close, and (2) with respect to all other matters, any day that banks in Chicago, Illinois are required or permitted to close.

         "CAPITAL EXPENDITURES": shall mean, as to any Person, any and all expenditures of such Person for fixed or capital assets, including, without limitation, the incurrence of Capitalized Lease Obligations, all as determined in accordance with GAAP; provided, however, Capital Expenditures shall not include expenditures for fixed or capital assets to the extent such expenditures are paid for or reimbursed from the proceeds of insurance.

         "CAPITALIZED LEASE OBLIGATIONS": shall mean all obligations or liabilities created or arising under any capitalized lease of real or personal property, or conditional sale or other title retention agreement, whether or not the rights and remedies of the lessor, seller or lender thereof are limited to repossession of the property giving rise to such obligations or liabilities.

         "CASH FLOW COVERAGE RATIO": shall mean the ratio of Borrowers' consolidated (a) EBITDA, less the sum of Capital Expenditures not financed by long-term debt, cash dividends paid to such Person's Equity Interest holders, cash payments made to repurchase or redeem any Borrower's Equity interests and income taxes paid in cash, to (b) Fixed Charges, calculated on a rolling four
(4) quarters basis.

         "CHARGES": shall mean all national, federal, state, county, city, municipal or other governmental, including, but not limited to, any instrumentality, division, agency, body or department thereof, taxes, levies, assessments, charges, liens, claims or encumbrances upon or relating to the Collateral, the Liabilities, each Borrower's business, ownership or use of any of its assets, or each Borrower's income or gross receipts.

         "COLLATERAL": shall have the meaning ascribed to such term in Section
4.1 below.

         "CONSTITUENT DOCUMENTS": shall mean, for each Borrower, as applicable, such Borrower's articles or certificate of incorporation or formation, by-laws, operating agreement, limited partnership agreement, general partnership agreement and any other similar documents, agreements or certificates relating to such Borrower's legal formation.

         "COVENANTS": shall mean all now existing and hereafter arising covenants, duties, obligations and agreements of Borrowers or any Borrower to and with Lender, whether pursuant to this Loan Agreement, the Other Agreements or otherwise.

         "DEFAULT RATE": shall mean, for each Loan, four percent (4%) per annum in excess of the otherwise applicable interest rate for such Loan, and for all other Liabilities, shall mean four percent (4%) per annum in excess of the Prime Rate.

         "DESIGNATED PERSON": for each Borrower, shall mean any officer of such Borrower and any other Person designated in writing by any Borrower to Lender as a "Designated Person".

         "EBITDA": shall mean, determined on a consolidated basis for any period, the net earnings of Borrowers plus, to the extent deducted in calculating net earnings, expenses for interest, income taxes, depreciation and amortization, all as determined in accordance with GAAP consistently applied.

         "ELIGIBLE ACCOUNTS": shall have the meaning ascribed to such term in
Section 5.1 below.

         "ELIGIBLE INVENTORY": shall have the meaning ascribed to such term in
Section 6.1 below.

         "ENVIRONMENTAL INDEMNITY AGREEMENT": shall mean that certain Environmental Indemnity Agreement of even date herewith executed and delivered by Borrowers to Lender, as amended, renewed or restated from time to time.

         "ENVIRONMENTAL LAWS": shall mean all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, as may be amended from time to time, including, but not limited to, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Toxic Substances Control Act, the Clean Water Act, the River and Harbor Act, Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act, the Deep-Water Port Act, the Safe Drinking Water Act, the SuperFund Amendments and Reauthorization Act of 1986, the Federal Insecticide, Fungicide and Rodenticide Act, the Mineral Lands and Leasing Act, the Surface Mining Control and Reclamation Act, state and federal superlien and environmental clean up programs and laws, and U.S. Department of Transportation regulations.

         "EQUITY INTERESTS": shall mean any and all shares and other equity and ownership interests, however designated, of or in a Person, whether or not voting, including, but not limited to, common stock, warrants, membership interests, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more of the foregoing.

         "ERISA": shall mean the Employee Retirement Income Security Act of 1974 and all rules and regulations from time to time promulgated thereunder.

         "EVENT OF DEFAULT": shall have the meaning ascribed to such term in
Section 11.1 below.

         "FINANCIALS": shall mean all year-end financial statements, projections, interim financial statements, tax returns, reports and similar documentation, together with all information previously delivered by Borrowers to Lender and the documents described in Section 9.5 below, individually or collectively.

         "FIXED CHARGES": shall mean, for any period, the sum of (1) interest expense for such period, plus (2) payments of principal with respect to all Indebtedness and Liabilities (including, without limitation, payments on Capitalized Lease Obligations and permitted payments of principal on Subordinated Debt) scheduled, paid or otherwise required to be paid during such period.

         "FUNDED DEBT" shall mean, for any Person (without duplication) (1) all Indebtedness and Liabilities created, assumed or incurred in any manner by such Person representing money borrowed (including but not limited to the issuance of debt securities), (2) all Indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not more than thirty (30) days past due), (3) all Indebtedness secured by any lien upon property of such Person, whether or not such Person has assumed or become liable for the payment of such Indebtedness,
(4) all Capitalized Lease Obligations of such Person, and (5) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money.

         "FUNDED DEBT TO EBITDA RATIO" shall mean, for each fiscal year, the ratio of Borrowers' consolidated Funded Debt to EBITDA.

         "GAAP": shall mean generally accepted accounting principles consistently applied from time to time.

         "HAZARDOUS SUBSTANCES": shall have the meaning set forth in 42
USC Section 9601(14), 42 USC Section 9601(33) and 42 USC Section 6991(8) or any state or local counterpart Environmental Law.

         "INDEBTEDNESS": shall mean all obligations and liabilities of each Borrower to any Person other than Lender, including, but not limited to, (1) all indebtedness whether primary or secondary, direct or indirect, absolute or contingent, liquidated or unliquidated, insured or uninsured, fixed or otherwise, heretofore, now or from time to time hereafter owing, due or payable, however evidenced, created, incurred or acquired, and howsoever arising, whether by written or oral agreement, operation of law or otherwise; (2) all obligations or liabilities of any Person that are secured by any lien, claim, encumbrance or security interest upon the Collateral or other assets of any Borrower, whether or not such Borrower has assumed or become liable for the payment thereof; (3) all Capitalized Lease Obligations; (4) all unfunded pension obligations; and (5) all deferred taxes.

         "INDEMNIFIED LIABILITIES": shall have the meaning ascribed to such term in Section 12.21 below.

         "INDEMNITEES": shall have the meaning ascribed to such term in Section
12.21 below.

         "INTEREST PERIOD": shall mean the period commencing on the date a LIBOR Loan is made and ending, as Borrowers shall select in advance, thirty (30), sixty (60) or ninety (90) days thereafter.

         "IN-TRANSIT INVENTORY": shall mean Inventory that is in-transit to a Borrower which (i) is in the process of being imported into the United States by the seller thereof, (ii) such Borrower has issued a documentary Letter of Credit to the seller thereof for the full purchase price, (iii) has been placed on a shipping vessel for direct shipment to the United States, (iv) is properly insured, (v) the only condition to such Borrower's receipt of possession thereof is the presentment of the proper shipping documentation to the party shipping such Inventory, which shipping documentation is under the control of such Borrower, and (vi) if requested by Lender at any time, such Borrower has delivered the originals of such shipping documentation or copies thereof to Lender.

         "INVENTORY REPORT": shall mean a report certified as to accuracy and completeness by the chief financial officer or any Designated Person of each Borrower and (A) describing the Value of each Borrower's Inventory, (B) describing the status of the Inventory as more fully described in Section 6.2(B) below, and, showing the location, composition, quantity and Value thereof, and
(C) describing such other matters relating to the Inventory as Lender may reasonably request.

         "LETTERS OF CREDIT": shall mean any letters of credit which are now or at any time hereafter issued by Lender at the request of and for the account of any Borrower.

         "LETTER OF CREDIT OBLIGATIONS": shall mean the sum of the aggregate outstanding face amount available to be drawn under all of the Letters of Credit, plus the aggregate outstanding face amount of any unpaid drafts presented under any of the Letters of Credit.

         "LIABILITIES": shall mean any and all obligations, liabilities, indebtedness, fees, costs and expenses, now or hereafter owed or owing by Borrowers or any Borrower to Lender, including, but not limited to, all principal, interest, debts, claims and indebtedness of any and every kind and nature, howsoever created, arising or evidenced, whether primary or secondary, direct or indirect, absolute or contingent, insured or uninsured, liquidated or unliquidated, or otherwise, and whether arising or existing under written or oral agreement or by operation of law, together with all costs, fees and expenses of Lender arising hereunder, including, but not limited to, (1) the indebtedness evidenced by the Revolving Note, Term Note A and Term Note B, (2) reasonable attorneys' and paralegals' fees or charges relating to the preparation of this Loan Agreement and the Other Agreements and the enforcement of Lender's rights and remedies pursuant to this Loan Agreement and the Other Agreements, and (3) all liabilities and obligations arising under or in connection with Rate Hedging Transactions.

         "LIBOR LOAN": shall mean any Loan bearing interest based upon the LIBOR Rate, plus the applicable margin.

         "LIBOR RATE": shall mean the per annum rate of interest at which United States dollar deposits in an amount comparable to the principal balance of the applicable LIBOR Loan and for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 a.m. (London time) two Business Days prior to the commencement of each Interest Period, as displayed in the Bloomberg Financial Markets system, or other authoritative source selected by the Lender in its sole discretion, divided by a number determined by subtracting from 1.00 the maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency liabilities, such rate to remain fixed for such Interest Period. Lender's determination of LIBOR Rate shall be conclusive, absent manifest error.

         "LOAN OR LOANS": shall mean, individually and collectively, the Revolving Loan, Term Loan A, Term Loan B and any other loans provided by Lender to the Borrowers from time to time.

         "LOAN DOCUMENTS": shall mean this Loan Agreement, as amended, renewed, restated or replaced from time to time, together with the Other Agreements.

         "MAXIMUM REVOLVING LOAN": shall mean an amount equal to Eight Million Five Hundred Thousand and no/100 Dollars ($8,500,000.00).

         "MORTGAGE AND SECURITY AGREEMENT": shall mean that certain Mortgage and Security Agreement of even date herewith executed and delivered by Vita Food to Lender, as amended, renewed or restated from time to time.

         "MULTIEMPLOYER PLAN": shall have the meaning ascribed to such term in
Section 4001(a)(3) of ERISA.

         "OBLIGOR": shall mean each Borrower and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities or has provided collateral to secure all or any portion of the Liabilities.

         "OTHER AGREEMENTS": shall mean all agreements, instruments and documents, including, but not limited to, guaranties, mortgages, deeds of trust, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrowers, any Borrower or any other Person and delivered to Lender in connection with the Liabilities or any of the transactions contemplated herein, together with any amendments, modifications, extensions or renewals thereto, including, but not limited to, the documents, instruments and agreements described in Section 10.1(A) of this Loan Agreement.

         "OVERADVANCE": shall mean, subject to the terms and conditions of
Section 2.1(A)(4) below, for each Overadvance Notice, an amount equal to (1) Eight Hundred Thousand and no/100 Dollars ($800,000.00) from the first day of the month immediately following Lender's receipt of such Overadvance Notice through the last day of the fifth month immediately following Lender's receipt of such Overadvance Notice, (2) Six Hundred Thousand and no/100 Dollars ($600,000.00) from the first day of the sixth month immediately following Lender's receipt of such Overadvance Notice through the last day of the sixth month immediately following Lender's receipt of such Overadvance Notice, (3) Four Hundred Thousand and no/100 Dollars ($400,000.00) from the first day of the seventh month immediately following Lender's receipt of such Overadvance Notice through the last day of the seventh month immediately following Lender's receipt of such Overadvance Notice, (4) Two Hundred Thousand and no/100 Dollars ($200,000.00) from the first day of the eighth month immediately following Lender's receipt of such Overadvance Notice through the last day of the eighth month immediately following Lender's receipt of such Overadvance Notice, and (5) zero Dollars ($0) from the first day of the ninth month immediately following Lender's receipt of such Overadvance Notice and thereafter.

         "OVERADVANCE NOTICE": shall mean a notice from Borrowers to Lender indicating Borrowers' intention to utilize the Overadvance and otherwise meeting the requirements set forth in Section 2.1(A)(4) below.

         "PARENT": shall mean any Person, now or at any time or times hereafter, owning or controlling, directly or indirectly, at least a majority of the issued and outstanding Equity Interests of any Borrower or any Subsidiary.

         "PERMITTED INDEBTEDNESS": shall mean (1) existing Indebtedness set forth and described in the most recent Financials delivered to Lender, (2) trade payables arising in the ordinary course of each

Borrower's business, (3) other Indebtedness of Borrowers incurred in the ordinary course of Borrowers' businesses as presently conducted that are not (a) past due, or (b) incurred through the borrowing of money or the obtaining of credit, (4) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies that is incurred in the ordinary course of Borrowers' businesses as presently conducted and is not past due, (5) Indebtedness in respect of judgments or awards which do not constitute an Event of Default hereunder, (6) Indebtedness in respect of employee benefit plans and programs that is incurred in the ordinary course of Borrowers' businesses as presently conducted and is not past due, (7) the Indebtedness set forth and described on the Financial Statements dated as of June 30, 2003, previously delivered to Lender, and (8) Capitalized Lease Obligations not in excess of $1,000,000 outstanding at any time.

         "PERMITTED LIENS": shall mean (1) liens for current taxes and duties not delinquent or for taxes being contested in good faith, by appropriate proceedings which do not involve, in the sole determination of Lender, any material danger of the sale or loss of any of the Collateral and with respect to which Borrowers have provided for and are maintaining adequate reserves in accordance with GAAP, (2) liens in Lender's favor, (3) liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other statutory obligations, provided that such obligations are not past due and owing, (4) easements, rights of way, restrictions and other similar charges or encumbrances with respect to real property not interfering in any material respect with the ordinary conduct of each Borrower's business, and (5) the security interests and liens listed on
Schedule 1.1 attached hereto, and (6) deposits to secure public or statutory obligations.

         "PERSON": shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government, whether federal, state, county, city, municipal or otherwise, including, but not limited to, any instrumentality, division, agency, body or department thereof.

         "PLAN": shall mean an employee benefit plan now or hereafter maintained for employees of Borrowers that is covered by Title IV of ERISA.

         "PRIME RATE": shall mean a rate per annum equal to the prime rate of interest announced from time to time by Lender (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "PROHIBITED TRANSACTION": shall mean any transaction set forth in
Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986.

         "RATE HEDGING TRANSACTION" : shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into between any Borrower or Borrowers and Lender which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measure.

         "REPORTABLE EVENT": shall mean any of the events set forth in Section 4043(b) of ERISA.

         "RESTRICTED PAYMENTS": shall mean any of the following: (1) any dividend, distribution or return of capital to any shareholder, member or other owner of any Equity Interests in a Borrower, or any other payment or delivery of property or cash to any of Borrowers' shareholders or other Equity Interest owners, or any redemption, retirement, purchase or other acquisition of all or any portion of the Equity Interests of any Borrower, except pursuant to any repurchase obligations with respect to departing employees in an amount not to exceed $250,000.00 each fiscal year, provided that no Event of Default exists at the time of such payment and such payment would not cause an Event of Default, and (2) any distribution, loan, or advance to any Affiliate, Subsidiary, Parent, employee, officer, director, shareholder, member or manager of any Borrower, other than advances or loans to another Borrower.

         "REVOLVING LOAN": shall mean, individually and collectively, the loans provided by Lender from time to time to Borrowers pursuant to Section 2.1(A) below.

         "REVOLVING LOAN LIBOR RATE MARGIN": shall mean, from the date hereof through the date upon which Lender receives Borrowers' audited consolidated Financials for the period ending December 31, 2003, two hundred (200) basis points. Effective as of the first Business Day after the date upon which Lender receives Borrowers' audited consolidated Financials for the period ending December 31, 2003, and as of the first Business Day after the date upon which Lender receives Borrowers' audited consolidated Financial for the periods ending as of the last day of each fiscal year thereafter, "Revolving Loan LIBOR Rate Margin" shall be adjusted in accordance with the matrix set forth below based upon Borrowers' consolidated Funded Debt to EBITDA Ratio calculated as of the last day of each fiscal year:

     FUNDED DEBT TO EBITDA RATIO          REVOLVING LOAN LIBOR RATE MARGIN
-------------------------------------     --------------------------------
Less than 2.65 to 1.0                             175 Basis Points
-------------------------------------     --------------------------------
Greater than or equal to 2.65 to 1.0,             200 Basis Points
but less than or equal to 4.35 to 1.0
-------------------------------------     --------------------------------
Greater than 4.35 to 1.0                          225 Basis Points
-------------------------------------     --------------------------------

         "REVOLVING LOAN PRIME RATE MARGIN": shall mean negative one-half of one percent (-1/2%) per annum.

         "REVOLVING LOAN TERMINATION DATE": shall mean September 4, 2005.

         "REVOLVING NOTE": shall mean that certain Revolving Note of even date herewith executed and delivered by Borrowers to Lender in a maximum aggregate principal amount not to exceed $8,500,000.00, as amended, renewed, restated or replaced from time to time.

         "SPECIAL COLLATERAL": shall mean that portion of the Collateral evidenced by Chattel Paper, Instruments or Documents.

         "SUBORDINATED DEBT": shall mean Borrowers' Indebtedness which is subordinated to the payment of all of the Liabilities to Lender pursuant to a written subordination agreement in form and substance acceptable to Lender, which Subordination Agreement specifically states that such Borrowers' Indebtedness is Subordinated Debt under this Loan Agreement.

         "SUBSIDIARY": shall mean any Person who is under the direct or indirect ownership or control of any Borrower.

         "SUPPLEMENTAL DOCUMENTATION": shall have the meaning set forth in
Section 4.2 below.

         "TANGIBLE NET WORTH": shall mean, as of any particular date for any Person, the difference between (1) total assets as they would normally be shown on the balance sheet of such Person, but excluding therefrom all values attributable to goodwill, patents, copyrights, trademarks, licenses, capitalized lease or other General Intangibles and loans and accounts due from officers, employees, subsidiaries and Affiliates, and (2) such Person's total liabilities, indebtedness and deferred charges as they would normally be shown on such Person's balance sheet.

         "TANGIBLE NET WORTH BENCHMARK": shall initially mean negative Two Million Five Hundred Thousand and no/100 Dollars (-$2,500,000.00), and shall increase by Eight Hundred Thousand and no/100 Dollars ($800,000.00) as of December 31, 2003, and as of the last day of each fiscal year thereafter.

         "TAX" shall mean, in relation to any LIBOR Loans and the applicable LIBOR Rate, any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required to be paid by Lender and/or to be withheld or deducted from any payment otherwise required hereby to be made by a Borrower to Lender; provided, that the term "Tax" shall not include any taxes imposed upon the net income of Lender.

         "TERM LOAN A" shall have the meaning set forth in Section 2.1(B) below.

         "TERM LOAN B" shall have the meaning set forth in Section 2.1(C) below.

         "TERM LOAN LIBOR RATE MARGIN": shall mean, from the date hereof through the date upon which Lender receives Borrowers' audited consolidated Financials for the period ending December 31, 2003, two hundred twenty-five (225) basis points. Effective as of the first Business Day after the date upon which Lender receives Borrowers' audited consolidated Financials for the period ending December 31, 2003, and as of the first Business Day after the date upon which Lender receives Borrowers' audited consolidated Financial for the periods ending as of the last day of each fiscal year thereafter, "Term Loan LIBOR Rate Margin" shall be adjusted in accordance with the matrix set forth below based upon Borrowers' consolidated Funded Debt to EBITDA Ratio calculated as of the last day of each fiscal year:

     FUNDED DEBT TO EBITDA RATIO          TERM LOAN LIBOR RATE MARGIN
-------------------------------------     ---------------------------
Less than 2.65 to 1.0                           200 Basis Points
-------------------------------------     ---------------------------
Greater than or equal to 2.65 to 1.0,           225 Basis Points
but less than or equal to 4.35 to 1.0
-------------------------------------     ---------------------------
Greater than 4.35 to 1.0                        250 Basis Points
-------------------------------------     ---------------------------

         "TERM LOAN PRIME RATE MARGIN": shall mean negative one-half of one percent (-1/2%) per annum.

         "TERM NOTE A": shall mean that certain Term Note A of even date herewith in the principal amount of Six Million Five Hundred Thousand and no/100 Dollars ($6,500,000.00) executed and delivered by Borrowers to Lender, as amended, renewed, restated or replaced from time to time.

         "TERM NOTE B": shall mean that certain Term Note B of even date herewith in a maximum aggregate principal amount not to exceed Three Million and no/100 Dollars ($3,000,000.00) executed and delivered by Borrowers to Lender, as amended, renewed, restated or replaced from time to time.

         "TRADEMARK SECURITY AGREEMENT": shall mean that certain Trademark Security Agreement of even date herewith executed and delivered by Borrowers to Lender, as amended, renewed or restated from time to time.

         "UNMATURED EVENT OF DEFAULT": shall mean the occurrence or existence of any event or condition which with notice, lapse of time or both would constitute an Event of Default.

         "VALUE": shall mean, from time to time, the lesser of (1) Borrowers' cost of Inventory determined on a FIFO basis, or (2) the current market value, as may be determined by Lender in its reasonable discretion.

         1.2 Except as otherwise defined in this Loan Agreement or the Other Agreements, any accounting terms used in this Loan Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Unless the context indicates otherwise, all other words, terms or phrases used herein shall be defined by the applicable definition therefor, if any, in the Uniform Commercial Code as adopted by the State of Illinois from time to time.

        2. LOANS: DISBURSEMENTS, INTEREST RATES, LOAN REQUESTS AND FEES

         2.1      LOANS.

         (A)      Revolving Loans.

                  (1) Provided that an Unmatured Event of Default or Event of Default does not then exist or would not be created by such Revolving Loan advance, and all of the conditions precedent in Section 10 of this Loan Agreement have been satisfied, from the date hereof through and including the Revolving Loan Termination Date, Lender shall loan to Borrowers on a revolving credit basis, the lesser of (a) the Maximum Revolving Loan, less the outstanding Letter of Credit Obligations from time to time, or (b) the Borrowing Base. The Revolving Loan shall be evidenced by and repaid in accordance with the Revolving Note. Notwithstanding anything contained in this Loan Agreement or the Other Agreements to the contrary, Lender may, in its discretion, upon not less than fifteen (15) days prior written notice to Borrower, change, at any time and from to time, the method of calculating the Borrowing Base, including, but not limited to, reducing advance rates against Eligible Accounts and Eligible Inventory and deducting additional or other reserves from the Borrowing Base.

                  (2) A request for a Revolving Loan shall be made, or shall be deemed made, in the following manner: (a) any Borrower may give Lender notice of its intention to borrow in accordance with the provisions of this Section 2.1(A), or (b) if any amount required to be paid under this Loan Agreement or the Other Agreements becomes due, such occurrence shall be deemed irrevocably to be a request for a Revolving Loan on the due date in the amount then due and such Revolving Loan advance will be deemed an advance to Borrowers.

                  (3) Each request for a Revolving Loan, other than LIBOR Loans (the borrowing of which shall be governed by Section 2.3), shall be made by notice, given not later than 11:00 A.M. (Chicago time) on the Business Day of the proposed Revolving Loan, from any Borrower to Lender. If requested by Lender, such notice shall be accompanied by a Borrowing Base Certificate in form and substance satisfactory to Lender.

                  (4) Borrowers' ability to access the Overadvance shall be subject to the following terms and conditions: Borrowers shall provide Lender with prior written notice of their intent to utilize the Overadvance. Such notice shall be accompanied by (a) a covenant compliance certificate that demonstrates that Borrowers are in compliance with all of the financial covenants set forth in Section 9.4 below immediately prior to such date, and (b) a pro-forma covenant compliance certificate that demonstrates that Borrowers will be in compliance with the financial covenants set forth in Section 9.4 below immediately after the usage of such Overadvance assuming full usage of such Overadvance. Upon the date that the Overadvance automatically reduces to zero Dollars in accordance with the definition of "Overadvance" set forth in Section 1.1 above, and for a period of sixty
         (60) consecutive days thereafter, Borrowers shall not be entitled to deliver to Lender a new Overadvance Notice and accordingly, during such sixty (60) day period, Borrowers shall not be entitled to utilize the Overadvance.

         (B) Term Loan A. Provided that an Unmatured Event of Default or Event of Default does not then exist and all of the conditions precedent in
Section 10 of this Loan Agreement have been satisfied, Lender shall loan to Borrower the principal amount of Six Million Five Hundred Thousand and no/100 Dollars ($6,500,000.00), which loan shall be evidenced by and repaid in accordance with Term Note A ("Term Loan A").

         (C)      Term Loan B.

                  (1) Provided that an Unmatured Event of Default or Event of Default does not then exist and all of the conditions precedent in
         Section 10 of this Loan Agreement have been satisfied, from the date of this Loan Agreement through September 4, 2004, Lender shall provide a multi-draw line of credit to Borrower in a maximum aggregate principal amount not to exceed Three Million and no/100 Dollars ($3,000,000.00) ("Term Loan B"). Term Loan B shall be evidenced by Term Note B. Term Loan B shall be advanced to Borrower in not more than six (6) draws. Term Loan B will be used by Borrower to finance up to eighty percent (80%) of the total invoice cost of new Equipment and real estate improvements, less any "Soft Costs" (hereinafter defined) included therein, in each case to expand Vita Food's current facility located at 2222 West Lake Street, Chicago, Illinois. "Soft Costs" shall mean costs associated with surveys, drawings, software, shipping, freight, insurance, installation and other incidental costs of such new Equipment. Prior to each advance under Term Loan B, Borrower shall provide Lender with evidence of the purchase price of such Equipment or real estate improvement in form and substance reasonable satisfactory to Lender. Lender shall classify each such advance as either a "real estate improvement" advance or an "equipment" advance.

                  (2) Interest on Term Loan B shall be paid by Borrowers to Lender on the last Business Day of each month after the initial Term Loan B draw until Term Loan B is indefeasibly paid in full. The principal portion of Term Loan B shall be repaid by Borrowers to Lender in fifty-nine (59) consecutive monthly principal installments each in the amount of the sum of 1/240 of the total Term Loan B advances classified by Lender as "real estate improvement" advances, plus 1/60 of the total Term Loan B advances classified by Lender as "equipment" advances, beginning on the last Business Day of September, 2004, and continuing on the last Business Day of each month thereafter through and including the last Business Day of July, 2009. Borrowers shall make a final payment of all outstanding Liabilities evidenced by Term Note B on last Business Day of August, 2009.

         2.2      INTEREST RATES AND FEES.

         (A) Revolving Loan. Borrowers hereby jointly and severally promise to pay interest on the unpaid principal amount of the Revolving Loan as provided in Section 3.1 below at the floating per annum rate of interest equal to the Prime Rate plus the Revolving Loan Prime Rate Margin for the period commencing on the date such Loan is disbursed until the date such Loan is paid in full. Provided, however, Borrowers shall have the option of designating Revolving Loan advances as Loans which bear interest at the LIBOR Rate, plus the Revolving Loan LIBOR Rate Margin, or converting the interest rate for all or a portion of the Revolving Loan to the LIBOR Rate, plus the Revolving Loan LIBOR Rate Margin, in accordance with Section 2.3 below. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the unpaid principal amount of the Revolving Loan shall, at Lender's option bear interest at the Default Rate.

         (B) Term Loan A. Borrowers hereby jointly and severally promise to pay interest on the unpaid principal amount of Term Loan A as provided in
Section 3.1 below at the floating per annum rate of interest equal to the Prime Rate plus the Term Loan Prime Rate Margin for the period commencing on the date such Loan is disbursed until the date such Loan is paid in full. Provided, however, Borrowers shall have the option of designating a portion of Term Loan A as a Loan which bears interest at the LIBOR Rate, plus the Term Loan LIBOR Rate Margin, or converting the interest rate for all or a portion of Term Loan A to the LIBOR Rate, plus the Term Loan LIBOR Rate Margin, in accordance with Section
2.3 below. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the unpaid principal amount of Term Loan A shall, at Lender's option, bear interest at the Default Rate.

         (C) Term Loan B. Borrowers hereby jointly and severally promise to pay interest on the unpaid principal amount of Term Loan B as provided in
Section 3.1 below at the floating per annum rate of interest equal to the Prime Rate plus the Term Loan Prime Rate Margin for the period commencing on the date such Loan is disbursed until the date such Loan is paid in full. Provided, however, Borrowers shall have the option of designating a portion of Term Loan B as a Loan which bears interest at the LIBOR Rate, plus the Term Loan LIBOR Rate Margin, or converting the interest rate for all or a portion of Term Loan B to the LIBOR Rate, plus the Term Loan LIBOR Rate Margin, in accordance with Section
2.3 below. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the unpaid principal amount of Term Loan B shall, at Lender's option, bear interest at the Default Rate.

         (D) Unused Line of Credit Fee. Borrowers shall pay to Lender an unused line of credit fee equal to the daily rate equivalent of one-quarter of one percent per annum (1/4%) of the difference between the Maximum Revolving Loan and the average daily balance of the sum of the Revolving Loan and the Letter of Credit Obligations for each calendar quarter or part thereof, which fee shall be fully earned by Lender and payable quarterly in arrears on the fifth (5th) Business Day of each calendar quarter. Said fee shall be calculated on the basis of a 360-day year.

         (E) Letter of Credit Fees. Prior to the issuance of each standby Letter of Credit and on each annual anniversary of the issuance thereof, Borrowers shall pay to Lender, a fee computed on a daily basis equal to the amount of such Letter of Credit multiplied by one hundred fifty (150) basis points per annum. Prior to the issuance of each documentary Letter of Credit, Borrowers shall remit to Lender a Letter of Credit fee at the rate quoted by Lender to Borrowers at the time of issuance. In addition, Borrowers shall pay to and/or reimburse Lender for any costs, fees and expenses incurred by Lender in connection with the application for, issuance of or amendment to any Letter of Credit upon Lender's demand therefor and any amounts not so paid shall bear interest at the Default Rate until paid.

         2.3      LIBOR RATE PROVISIONS.

         (A) Each LIBOR Loan shall be in the minimum amount of Five Hundred Thousand and no/100 Dollars ($500,000.00), with increments of One Hundred Thousand and no/100 Dollars ($100,000.00) thereafter. Not more than five (5) nor less than two (2) Business Days prior to the requested date of any LIBOR Loan, Borrowers shall deliver to Lender an irrevocable written or telephonic notice setting forth the requested date and amount of such LIBOR Loan and the duration of the Interest Period applicable thereto. Each such notice shall be accompanied by a Request for Advance at or Conversion to the LIBOR Rate in the form of
Schedule 2.3 to this Loan Agreement. Unless a Borrower notifies Lender to the contrary, upon the expiration of any Interest Period for a LIBOR Loan, such LIBOR Loan shall automatically convert to a Loan at the Prime Rate plus the Revolving Loan Prime Rate Margin for the Revolving Loan, or a Loan at the Prime Rate plus the Term Loan Prime Rate Margin for Term Loan A and Term Loan B. Borrowers shall not (1) request a LIBOR Loan for an Interest Period that expires on any date after the repayment date of all or any portion of such LIBOR Loan,
(2) request, nor permit to be in effect, more than five (5) LIBOR Loans at any time, nor (3) prepay any advance bearing interest at the LIBOR Rate unless Borrowers pay to Lender all breakage costs incurred by Lender as a result of such prepayment. If Borrowers pay any LIBOR Loan on any day other than the last day of the Interest Period, then Borrowers shall pay to Lender all of Lender's costs, fees and expenses incurred in connection therewith, including, without limitation, charges or costs associated with changing LIBOR Rates prior to the expiration of their scheduled Interest Period.

         (B) If Lender determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that (1) U.S. Dollar deposits of sufficient amount and maturity for funding the LIBOR Loans are not available to Lender in the London Interbank Eurodollar market in the ordinary course of business, or (2) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Loans requested by a Borrower to be LIBOR Loans or the LIBOR Loans shall not represent the effective pricing to Lender for U.S. Dollar deposits of a comparable amount for the relevant period (such as, for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in determining the rate), Lender shall promptly notify such Borrower and (1) all existing Revolving Loan LIBOR Loans shall convert to Loans bearing interest at the Prime Rate plus Revolving Loan Prime Rate Margin upon the end of the applicable Interest Period, (2) all existing Term Loan A and Term Loan B LIBOR Loans shall convert to Loans bearing interest at the Prime Rate plus Term Loan Prime Rate Margin upon the end of the applicable Interest Period, and (3) no additional LIBOR Loans shall be made until such circumstances are cured.

         (C) If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending offices (a "Regulatory Change"), shall, in the opinion of counsel to Lender, make it unlawful for Lender to make or maintain LIBOR Loans, then Lender shall promptly notify Borrowers thereof, and (1) the Revolving Loan LIBOR Loans shall immediately convert to Loans bearing interest at the Prime Rate plus Revolving Loan Prime Rate Margin upon the end of the applicable Interest Period or on such earlier date as required by law, (2) the Term Loan A and Term Loan B LIBOR Loans shall immediately convert to Loans bearing interest at the Prime Rate plus Term Loan Prime Rate Margin upon the end of the applicable Interest Period or on such earlier date as required by law, and (3) no additional LIBOR Rate Loans shall be made until such circumstance is cured.

         (D) If any Regulatory Change (whether or not having the force of law) shall (1) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Lender; (2) subject Lender or the LIBOR Loans to any Tax or change the basis of taxation of payments to Lender of principal or interest due from a Borrower to Lender hereunder (other than a change in the taxation of the overall net income of Lender); or (3) impose on Lender any other condition regarding the LIBOR Loans or Lender's funding thereof, and Lender shall determine (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase the cost to Lender of making or maintaining the LIBOR Loans or to reduce the amount of principal or interest received by Lender hereunder, then Borrowers shall pay to Lender, on demand, such additional amounts as Lender shall, from time to time, determine are sufficient to compensate and indemnify Lender from such increased cost or reduced amount.

         (E) Lender shall receive payments of amounts of principal of and interest with respect to the LIBOR Loans free and clear of, and without deduction for, any Taxes. If (1) Lender shall be subject to any Tax in respect of any LIBOR Loans or any part thereof or, (2) Borrowers shall be required to withhold or deduct any Tax from any such amount, the LIBOR Rate applicable to such LIBOR Loans shall be adjusted by Lender to reflect all additional costs incurred by Lender in connection with the payment by Lender or the withholding by a Borrower of such Tax and Borrowers shall provide Lender with a statement detailing the amount of any such Tax actually paid by Borrowers. Determination by Lender of the amount of such costs shall be conclusive, absent manifest error. If after any such adjustment any part of any Tax paid by Lender is subsequently recovered by Lender, Lender shall reimburse Borrowers to the extent of the amount so recovered. A certificate of an officer of Lender setting forth the amount of such recovery and the basis therefor shall be conclusive, absent manifest error.

         2.4      LETTERS OF CREDIT.

         (A) Provided that an Unmatured Event of Default or Event of Default does not then exist and all of the conditions precedent in Section 10 of this Loan Agreement have been satisfied, Lender may, at any Borrower's request and for the account of Borrowers, issue one or more Letters of Credit in an aggregate undrawn face amount outstanding at any one time not to exceed in the aggregate the lesser of (1) the total of subsections (1), (2) and (3) under the definition of "Borrowing Base", less the outstanding amount of the Revolving Loans, or (2) Two Million and no/100 Dollars ($2,000,000.00). The Letters of Credit shall have an expiration date of the earlier of (a) one (1) year from the date of issuance, or (b) 180 days after the Revolving Loan Termination Date. Borrowers shall reimburse Lender, immediately upon demand, for any payments made by Lender to any Person with respect to any Letter of Credit and until Lender shall be so reimbursed by Borrowers such payments by Lender shall be deemed to be a part of the Revolving Loans. The obligation of Borrowers to reimburse Lender for payments and disbursements made by Lender under or on account of the Letters of Credit shall be absolute and unconditional irrespective of any setoff, counterclaim or defense to payment which Borrowers may have or have had against Lender or such beneficiary, including, but not limited to, any defense based on the failure of such demand for payment to conform to the terms of the Letters of Credit, any non-application or misapplication by such beneficiary of the proceeds of such demand for payment or the legality, validity, regularity or enforceability of the Letters of Credit or any document or contract related to or required to be presented under the terms of the Letters of Credit; provided, however, that Borrowers shall not be obligated to reimburse Lender for any wrongful payment or disbursement made by Lender under or on account of the Letters of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of Lender or any of its officers, employees or agents. If any of the terms and provisions set forth in this Section 2.4 contradict or conflict with the terms and provisions of any reimbursement agreement or master letter of credit agreement executed and delivered prior hereto, contemporaneously herewith or hereafter by Borrowers or any Borrower to Lender, the terms of such reimbursement agreement or master letter of credit agreement shall govern and control.

         (B) In the event that Lender has issued any Letters of Credit for the account of Borrowers, Lender may, at any time after (1) the occurrence and during the continuation of an Event of Default, (2) this Loan Agreement shall terminate for any reason, or (3) the sum of the outstanding principal balance of the Revolving Loans and the Letter of Credit Obligations exceeds the total of subsections (1), (2) and (3) under the definition of Borrowing Base, request of Borrowers, and Borrowers shall thereupon deliver to Lender, cash collateral for any Letter of Credit issued for the account of Borrowers. If Borrowers fail to deliver such cash to Lender promptly upon Lender 's request therefor, Lender may, without limiting Lender's rights or remedies arising from such failure to deliver cash, retain, as cash collateral, cash proceeds of the Collateral in an amount equal to the aggregate undrawn face amount of all Letters of Credit then outstanding. Lender may at any time apply any or all of such cash and cash collateral to the payment of any or all of the Liabilities, including, without limitation, to the payment of any or all of Borrowers' reimbursement obligations with respect to any Letter of Credit. Pending such application, Lender may (but shall not be obligated to) (a) invest the same in a savings account, under which deposits are available for immediate withdrawal, with Lender or such other bank as Lender may, in its sole discretion select, or (b) hold the same as a credit balance in an account with Lender in any Borrower's name. Interest payable on any such savings account described in the foregoing sentence shall be collected by Lender and shall be paid to Borrowers as it is received by Lender, less any fees owing by Borrowers to Lender with respect to any Letter of Credit and less any amounts necessary to pay any of the Liabilities which may be due and payable at such time.

         2.5 COMPUTATION OF INTEREST. Interest on the Loans shall be computed for the actual number of days elapsed on the basis of a three hundred sixty (360) day year.

                             3. LOANS: GENERAL TERMS

         3.1      PAYMENTS.

         (A) Scheduled Payments. Except as otherwise provided in this Loan Agreement or the Other Agreements, that portion of the Liabilities consisting of: (1) the principal portion of the Revolving Loan shall be payable in full by Borrowers to Lender on or before the Revolving Loan Termination Date; (2) interest on the Revolving Loan, other than LIBOR Loans, shall be payable by Borrowers to Lender in arrears on the last Business Day of each month, as debited by Lender; (3) principal on Term Loan A and Term Loan B shall be payable by Borrowers to Lender as set forth in Section 2 above and in Term Note A and Term Note B; (4) interest on Term Loan A and Term Loan B, other than that portion of Term Loan A and Term Loan B designated as a LIBOR Loan, shall be payable by Borrowers to Lender in arrears on the last Business Day of each month as debited by Lender; (5) interest on the thirty (30), sixty (60) and ninety
(90) day LIBOR Loans shall be payable in arrears by Borrowers to Lender on the last day of the Interest Period for such LIBOR Loans; (6) all costs, fees and expenses payable pursuant to this Loan Agreement and the Other Agreements shall be payable by Borrowers to Lender, or to such other Persons designated by Lender, on demand; and (7) the balance of the Liabilities, if any, shall be payable by Borrowers to Lender on demand. All such payments to Lender shall be payable at Lender's principal office in Chicago, Illinois, or at such other place or places as Lender may designate in writing to Borrowers. All such payments to Persons other than Lender shall be payable at such place or places as Lender may designate in writing to Borrowers. All such payments made to Lender shall be paid by Borrowers without offset or other reduction.

         (B) Revolving Loan Mandatory Prepayments. Each Borrower agrees that if at any time the aggregate unpaid principal amount of all Revolving Loans shall exceed the Borrowing Base, it will forthwith make a mandatory prepayment of principal in an amount equal to such excess. Each such mandatory prepayment shall be without premium or penalty except with respect to LIBOR Loans, as to which the provisions of Section 2.3 shall apply, or Rate Hedging Transaction agreements.

         (C) Prepayment Premium. Except as otherwise provided under any Rate Hedging Transaction agreements or LIBOR Loans, the Borrowers may from time to time prepay the Loans at any time, in whole or in part, without premium or penalty.

         3.2 LATE PAYMENT PROVISION. If any payment required under this Loan Agreement is twenty (20) days or more late, Borrowers will be charged five percent (5.0%) of the regularly scheduled payment or Twenty-Five and no/100 Dollars ($25.00), whichever is greater.

         3.3 NOTES. Loans made by Lender to Borrowers pursuant to this Loan Agreement may or may not, at Lender's discretion, be evidenced by notes or other instruments issued or executed and delivered by Borrowers to Lender, including, but not limited to, the Revolving Note, Term Note A and Term Note B. Where such Loans are not so evidenced, such Loans shall be evidenced by entries upon the ledgers, books, records or computer records of Lender maintained for that purpose. Lender's failure to record any portion of the Liabilities on such books and records shall not limit or otherwise affect the obligations and liabilities of Borrowers to repay the Liabilities due and owing to Lender pursuant to this Loan Agreement and the Other Agreements.

         3.4 ONE LOAN. All of the Liabilities shall constitute one loan secured by Lender's security interest and lien in the Collateral and by all other security interests, liens, mortgages, claims and encumbrances heretofore, now or from time to time hereafter granted by Borrowers to Lender.

         3.5 USE OF LOAN PROCEEDS. Each Borrower represents, warrants and covenants unto Lender that each Borrower shall use the proceeds of all Loans made by Lender to such Borrower pursuant to this Loan Agreement and the Other Agreements as follows: (A) proceeds of the Revolving Loan and Term Loan A shall be used to fully satisfy all Indebtedness of Borrowers to Bank One, NA, (B) from time to time hereafter, the Revolving Loan shall be used to meet Borrowers' general operating capital needs to the extent consistent with this Loan Agreement, and (C) proceeds of the Loans shall be used solely for proper business purposes and consistent with all applicable laws and statutes, including, but not limited to, Illinois Compiled Statutes, Chapter 815, Act 205,
Section 4 (815 ILCS 205/4). Each Borrower further represents and warrants to Lender that such Borrower does not and will not at any time hereafter own any margin securities, and that none of the proceeds of the Loans shall be used for the purpose of (1) purchasing or carrying any margin securities, (2) reducing or retiring any indebtedness which was originally incurred to purchase any margin securities, or (3) any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         3.6 MAXIMUM REVOLVING LOANS. Notwithstanding anything contained in this Loan Agreement or the Other Agreements to the contrary, the principal amount of the Revolving Loans outstanding at any one time, or from time to time, plus the aggregate outstanding Letter of Credit Obligations from time to time, shall not exceed the Maximum Revolving Loan.

         3.7 REPRESENTATION AND WARRANTY. Each request for a Loan advance made by Borrowers to Lender pursuant to this Loan Agreement and the Other Agreements shall constitute an automatic representation and warranty by Borrowers to Lender that there does not then exist an Unmatured Event of Default or Event of Default.

         3.8 AUTHORIZATION TO DISBURSE. Each Borrower hereby authorizes and directs Lender to disburse for and on behalf of such Borrower, and for the Borrowers' account, the proceeds of Loans made by Lender to Borrowers pursuant to this Loan Agreement to such Person or Persons as any Borrower or any Person specified in Paragraph 12.11 of this Loan Agreement shall direct, whether in writing or orally.

         3.9 BANK CHARGES. Borrowers shall pay to Lender, on demand, any and all charges customarily asserted by a bank or similar institution against Lender for or with respect to Lender's forwarding to Borrowers proceeds of Loans made by Lender to Borrowers pursuant to this Loan Agreement or the Other Agreements, or for or with respect to Lender's depositing for collection any check or item of payment received by or delivered to Lender on account of the Liabilities.

         3.10 PAYMENT OF COSTS, FEES AND EXPENSES. Lender, in its discretion, may disburse any or all proceeds of Loans made to Borrowers pursuant to this Loan Agreement or the Other Agreements to pay any costs, fees, expenses or other amounts required to be paid by Borrowers hereunder and not timely paid, or to pay any Person as Lender deems reasonably necessary to insure that the security interest and lien granted to Lender in the Collateral shall at all times be a first priority, perfected security interest and lien. All monies so disbursed by Lender shall be part of the Liabilities, secured by the Collateral and payable by Borrowers to Lender on demand.

         3.11 DEBIT OF ACCOUNTS. Each Borrower hereby authorizes Lender to debit such Borrower's accounts with Lender for (A) the principal, interest and other costs, fees and expenses arising under or pursuant to this Loan Agreement and the Other Agreements, and (B) all amounts due Lender, and any principal, interest and other costs, fees and expenses arising under or pursuant to this Loan Agreement, the Other Agreements or otherwise.

         3.12 APPLICATION OF PAYMENTS. Any check, draft, wire transfer or similar item of payment by or for the account of Borrowers delivered to Lender on account of the Liabilities shall be applied by Lender to the Liabilities as follows: (A) wire transfers of immediately available funds and other cash deposits will be credited on the day of receipt by Lender, and (B) checks and other instruments will be credited by Lender, provided the same is honored by Lender and final settlement thereof is reflected by irrevocable credit to Lender, on account of the Liabilities two (2) Business Days after such check or other instrument is actually received by Lender.

         3.13     CO-OBLIGOR PROVISIONS.

     (A) Each Borrower shall be jointly and severally liable for all amounts due to Lender under this Loan Agreement and the Other Agreements, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Lender accounts for such Loans or other extensions of credit on its books and records.

     (B) Lender shall not be required or obligated to take any of the following action prior to pursuing any rights or remedies Lender may have against any
Borrower: (1) take any action to collect from, or to file any claim of any kind against, any other Borrower, any guarantor, or any other person or entity liable, jointly or severally, for the full and timely performance of the Covenants or the full and timely payment of any of the Liabilities; (2) take any steps to protect, enforce, take possession of, perfect any interest in, foreclose or realize on any collateral or security, if any, securing the Covenants or the Liabilities; or (3) in any other respect, exercise any diligence whatsoever in enforcing, collecting or attempting to collect any of the Liabilities by any means.

     (C) Each Borrower unconditionally and irrevocably waives each and every defense which would otherwise impair, restrict, diminish or affect any of the Liabilities. Without limiting the foregoing, Lender shall have the exclusive right from time to time without impairing, restricting, diminishing or affecting any of the Liabilities, and without notice of any kind to all Borrowers, to (1) provide additional financial accommodations to Borrowers; (2) accept partial payments on the Liabilities; (3) take and hold collateral or security to secure the Covenants and the Liabilities, or take any other guaranty to secure the Covenants and the Liabilities; (4) in its sole discretion, apply any such collateral or security, and direct the order or manner of sale thereof, and the application of the proceeds thereof; (5) release any guarantor or co-obligor of the Liabilities; and (6) settle, release, compromise, collect or otherwise liquidate the Liabilities or exchange, enforce, sell, lease, use, maintain, impair and release any collateral or security therefor in any manner, without affecting or impairing any of the Liabilities hereunder.

     (D) Each Borrower hereby unconditionally waives (1) notice of any default by Borrowers in the full and prompt performance of the Covenants or the full and prompt payment of the Liabilities, and (2) presentment, notice of dishonor, protest, demand for payment and any other notices of any kind.

     (E) Each Borrower assumes full responsibility for keeping informed of (1) the financial condition of the other Borrowers; (2) the extent of the Liabilities; and (3) all other circumstances bearing upon Borrowers or the risk of non-payment of the Liabilities. Each Borrower agrees that Lender shall have no duty or obligation to advise, furnish or supply such Borrower of or with any information known to Lender, including, but not limited to, the financial condition of the other Borrowers, any other circumstances relating to non-payment of the Liabilities or otherwise. If Lender, in its sole discretion, provides any advice or information to any Borrower, Lender shall be under no obligation to investigate the matters contained in such advice or information, or to correct such advice or information if Lender thereafter knows or should have known that such advice or information is misleading or untrue, in whole or in part, or to update or provide any other advice or information in the future.

     (F) Each Borrower acknowledges and agrees that it may have a right of indemnification, subrogation, contribution and reimbursement from the other Borrowers, Lender or any guarantor of the Liabilities based upon its execution of this Loan Agreement. Each Borrower understands the benefits of having such rights, including, but not limited to, (1) such Borrower's right to reimbursement from the other Borrowers of all monies expended for the payment of the Liabilities; and (2) such Borrower's subrogation to the rights of Lender after payment of the Liabilities. No Borrower shall exercise any such rights of indemnification, subrogation, contribution or reimbursement from any other Borrower, Lender or any guarantor of the Liabilities prior to the indefeasible payment and satisfaction in full to Lender of the Liabilities.

     (G) Each Borrower appoints each other Borrower as its agent for all purposes relevant to this Loan Agreement and the Other Agreements, including, without limitation, the giving and receipt of notices and execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Borrowers or any Borrower acting singly, shall be valid and effective if given or taken only by one Borrower, whether or not the other Borrowers join therein.

                          4. COLLATERAL: GENERAL TERMS

         4.1 GRANT OF SECURITY INTEREST. To secure the full and timely payment and performance by Borrowers or any Borrower to Lender of the Liabilities and the Covenants, each Borrower hereby grants to Lender a first position priority security interest and lien in and right of setoff against all of each Borrower's assets, personal property, fixtures, rights and interests of such Borrower, now existing or owned and hereafter arising or acquired and wherever located, including, without limitation, all of the each Borrower's: (1) Accounts; (2) Goods for sale, lease or other disposition by such Borrower which have given rise to Accounts and have been returned to or repossessed or stopped in transit by such Borrower; (3) contract rights and documents, instruments, contracts or other writings executed in connection therewith, including, but not limited to, all real and personal property lease rights; (4) Chattel Paper, Electronic Chattel Paper, Tangible Chattel Paper, Documents of Title, Instruments, Documents, General Intangibles, Payment Intangibles, Letter of Credit Rights, letters of credit and Supporting Obligations; (5) patents, trademarks, trade names, trademark registrations and copyrights, all applications therefor, service marks, trade secrets, goodwill, inventions, processes, designs, formulas, and other intellectual or proprietary rights or interests, of any kind, nature or description whatsoever, and all registrations, licenses, franchises, customer lists, tax refund claims, claims against carrier and shippers, insurance claims, guaranty claims, all other claims, proof of claims filed in any bankruptcy, insolvency or other proceeding, contract rights, choses in action, security interests, security deposits and rights to indemnification; (6) Goods, including, without limitation, Inventory, Equipment, Fixtures, trade fixtures and vehicles; (7) Investment Property; (8) deposits, cash and cash equivalents and any other property of each Borrower now or hereafter in the possession, custody or control of Bank, whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise;
(9) Commercial Tort Claims listed on Schedule 4.1 hereto, as amended from time to time; (10) deposit accounts held with Bank or any other depository institution, including, without limitation, any depository institution which is a participant in the Loans; (11) all other personal property of each Borrower of any kind or nature; and (12) additions and accessions to, substitutions for and replacements, products and cash and non-cash Proceeds of all of the foregoing property, including, but not limited to, Proceeds of all insurance policies insuring the foregoing and all of each Borrower's books and records relating to any of the foregoing and to each Borrower's business (all of the foregoing property, together with all other real or personal property of any other Person now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Liabilities, is collectively referred to as the "Collateral"). Borrowers shall make appropriate entries upon their financial statements and books and records disclosing Lender's first position priority security interest and lien in the Collateral.

         4.2 SUPPLEMENTAL DOCUMENTATION. Borrowers shall execute and deliver to Lender, at any time and from time to time, all agreements, instruments, documents and other written matter (the "Supplemental Documentation") that Lender may request, in form and substance acceptable to Lender, to perfect and maintain perfected Lender's first position priority security interest and lien in the Collateral and to consummate the transactions contemplated by this Loan Agreement and the Other Agreements. Each Borrower, irrevocably, hereby makes, constitutes and appoints Lender, and all Persons designated by Lender for that purpose, as such Borrower's true and lawful attorney and agent-in-fact, to sign the name of such Borrower on the Supplemental Documentation and to deliver such Supplemental Documentation to such Persons as Lender may reasonably elect. To the extent permitted by law, each Borrower agrees that a carbon, photographic, photostatic copy or other reproduction of this Loan Agreement or of any financing statement shall be sufficient as a financing statement.

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

         4.3 INSPECTIONS AND VERIFICATIONS. Borrowers shall permit Lender, or any Persons designated by Lender, to call at each Borrower's places of business at any reasonable times, upon not less than one (1) Business Day's prior written or oral notice, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from each Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to each Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning each Borrower's business as Lender may consider reasonable under the circumstances. Lender, at its discretion, will perform field audits on an annual basis, or more frequently as determined by Lender. Borrowers shall furnish to Lender such information relevant to Lender's rights under this Loan Agreement as Lender shall at any time and from time to time request. Lender, through its officers, employees or agents shall have the right, at any time and from time to time, in Lender's name, to verify the validity, amount or any other matter relating to any of each Borrower's Accounts, by mail, telephone, telegraph or otherwise; provided, however, if no Unmatured Event of Default or Event of Default then exists, such verifications shall not occur more frequently than twice during any 12 month period. Each Borrower authorizes Lender to discuss the affairs, finances and business of Borrowers with any officers, employees or directors of any Borrower or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of Borrowers with Borrowers' independent public accountants. Any such discussions shall be without liability to Lender or to Borrowers' independent public accountants. Borrowers shall pay to Lender all fees and all costs and out-of-pocket expenses incurred by Lender in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the Default Rate.

         4.4 LIENS/COLLATERAL LOCATIONS. Each Borrower represents, warrants and covenants unto Lender that: (A) to the best of Borrower's knowledge, Lender's security interest and lien in the Collateral is now and at all times hereafter shall be perfected and have a first priority; (B) except for the Permitted Liens, the Collateral is and shall remain free and clear of all security interests, liens and other encumbrances; (C) each Borrower's respective chief executive office, all other offices and places of business and the offices and locations where each Borrower keeps the Collateral are at the locations specified on Schedule 4.4; (D) Borrowers shall not remove the Collateral from the locations specified on Schedule 4.4 and shall not keep any of the Collateral at any other office or location unless Borrowers give Lender thirty (30) days prior written notice or pursuant to sales of Inventory in the ordinary course of business; and (E) the Collateral is and shall remain within the continental United States of America. Each Borrower shall provide Lender with thirty (30) days prior written notice of the opening of any new office or place of business, the closing of any existing office or place of business or delivering any Collateral to a warehouse or other storage facility not listed on Schedule 4.4. Each Borrower covenants unto and agrees with Lender that any new office or place of business shall be within the continental United States of America.

            4.5   LOCKBOX

     (A) At each Borrower's option, each Borrower may direct all Account Debtors to make payments on Accounts directly into a lockbox established by Borrowers over which Lender shall have sole control and authority pursuant to a Lockbox Agreement between Borrowers or any Borrower and Lender (the "Lockbox"). Lender, now or at any time or times hereafter, may take control of and endorse any Borrower's name to any of the items of payment or proceeds described in this
Section 4.5. For the purposes of this Section, each Borrower irrevocably, hereby makes, constitutes and appoints Lender, and all persons designated by Lender for that purpose, as such Borrower's true and lawful attorney and agent-in-fact to take any such actions. Prior to the occurrence of an Event of Default, all such items of payment or proceeds received through the Lockbox or directly from Borrowers shall be deposited into Borrowers' operating accounts maintained with Lender.

     (B) Borrowers shall execute all documents requested by Lender with respect to the Lockbox and agree to pay to Lender promptly upon demand for any and all fees, costs and expenses which Lender incurs or customarily charges in connection with the opening and maintaining of the Lockbox and depositing for collection by Lender any monies, checks, notes, drafts or other items of payment received and/or delivered on account of the Liabilities.

         4.6 ACCOUNT EARNINGS CREDIT. Should Lender's operating costs relating to Borrowers' operating accounts and any lockbox exceed the earnings credit rate associated with the account balances in any one month, such deficiency shall be part of the Liabilities, secured by the Collateral and payable by Borrowers to Lender on demand.

         4.7 ASSIGNMENT OF COMPETING SECURITY INTEREST. Lender, in its discretion, without waiving or releasing any obligation, liability or duty of Borrowers under this Loan Agreement and the Other Agreements or any Unmatured Event of Default or Event of Default, may at any time or times hereafter, but shall not be obligated to do so, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Collateral. All sums paid by Lender in connection therewith and all costs, fees and expenses, including, but not limited to, attorneys' fees, court costs, expenses and other charges relating thereto incurred by Lender on account thereof shall be part of the Liabilities, secured by the Collateral and payable by Borrowers to Lender on demand.

         4.8 SPECIAL COLLATERAL. Immediately upon any Borrower's receipt of any Special Collateral, such Borrower shall mark the same to show that such Special Collateral is subject to a first position security interest and lien in favor of Lender and shall deliver the original thereof to Lender, together with an appropriate endorsement or other specific evidence of assignment in form and substance acceptable to Lender.

         4.9 ADDITIONAL COLLATERAL. Upon the occurrence of an Event of Default, Lender may, in its discretion, retain as additional Collateral, such portion of the monies, reserves and proceeds received by Lender with respect to the Collateral as Lender may determine. Each Borrower hereby grants to Lender a first position priority security interest and lien in all such monies, reserves and proceeds and other property of such Borrower in the possession of Lender at any time or times hereafter as additional Collateral hereunder, and, in Lender's discretion, may be held by Lender until the Liabilities are indefeasibly paid in full or be applied by Lender on account of the Liabilities.

         4.10 NO CUSTOM OR WAIVER. No authorization given by Lender pursuant to this Loan Agreement or the Other Agreements to sell any specified portion of the Collateral or any items thereof, and no waiver by Lender in connection therewith, shall establish a custom or constitute a waiver of the prohibition contained in this Loan Agreement or the Other Agreements against such sales, with respect to any portion of the Collateral or any item thereof not covered by said authorization.

         4.11 LIEN ON REALTY. Each Borrower represents and warrants to Lender that such Borrower is not the direct or indirect legal or beneficial owner of any real property, except the real property set forth on Schedule 4.11 hereto. If any Borrower shall acquire at any time or times hereafter an interest in any real property other than as set forth on Schedule 4.11 hereto, such Borrower agrees promptly to execute and deliver to Lender as additional security and Collateral for the Liabilities, deeds of trust, security deeds, mortgages or other collateral assignments satisfactory in form and substance to Lender, and its counsel (herein collectively referred to as "New Mortgages" ) covering such real property. Each New

Mortgage shall be duly recorded in each office where such recording is required to constitute a valid lien on the real property covered thereby. Borrowers shall deliver to Lender at Borrowers' expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Lender insuring Lender as mortgagee; such policies shall be in form and substance reasonably satisfactory to Lender and shall insure a valid lien in favor of Lender and the property covered thereby, subject only to those exceptions acceptable to Lender and its counsel. Borrowers shall deliver to Lender such other documents as Lender and its counsel may reasonably request relating to any such New Mortgages.

                            5. COLLATERAL: ACCOUNTS

         5.1 ELIGIBLE ACCOUNTS. An "Eligible Account" is an Account that, when scheduled to Lender and at all times thereafter, does not violate the negative covenants and other provisions of this Section 5 and does satisfy the positive covenants and other provisions of this Section 5. The following Accounts are not and shall not be considered Eligible Accounts:

     (A) Accounts which remain unpaid for more than ninety (90) days after their invoice date;

     (B) Accounts owing by a single Account Debtor, including a currently scheduled Account, if fifty percent (50%) of the balance owing by said Account Debtor remains unpaid more than ninety (90) days after the invoice date;

     (C) Accounts which are not due and payable within at least thirty (30) days after their invoice dates, provided, however that (i) the following Accounts may be due and payable within forty-five (45) days after their invoice dates: Accounts in which the Account Debtor is Sam's Club, Wal-Mart or CostCo Alaska; (ii) if the Account Debtor is Sam's Mexico, Accounts may be due and payable within sixty (60) days after their invoice dates; and (iii) if the Account Debtor is Houston Harvest, Accounts may be due and payable within ninety
(90) days after their invoice dates;

     (D) Accounts with respect to which the Account Debtor is a director, officer, employee or agent of any Borrower or is a Parent, a Subsidiary or an Affiliate of any Borrower;

     (E) Except with respect to normal warranty claims in an amount not to exceed $200,000.00, Accounts with respect to which payment by the Account Debtor is or becomes conditional upon the Account Debtor's approval of the Goods or services, or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

     (F) Accounts with respect to which the Account Debtor (1) is not a resident, a citizen of or otherwise located in the United States of America; or
(2) is not subject to service of process in the United States of America, unless, in each case, such Accounts are supported by foreign credit insurance in form and substance acceptable to Lender, provided however, foreign credit insurance shall not be required for the following foreign Account Debtors: Kraft Canada, Sam's Mexico and Technologias;

     (G) Accounts with respect to which the Account Debtor is (1) the United States of America or any department, agency or instrumentality thereof, unless Borrowers assign their right to payment of such Accounts to Lender in accordance with the Assignment of Claims Act of 1940, as amended, or (2) any country other than the United States of America or any department, agency or instrumentality thereof;

     (H) The face amount of any Accounts with respect to which any Borrower is or may become liable to the Account Debtor for Goods sold or services rendered by such Account Debtor to such Borrower, but only to the extent of the maximum aggregate amount of Borrowers' liability to such Account Debtor;

     (I) Accounts with respect to which (1) the Goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the Account Debtor, or (2) the services performed have not been completed and accepted as satisfactory by the Account Debtor;

     (J) Accounts which are not invoiced, dated as of such date and sent to the Account Debtor concurrently with the shipment and delivery to and acceptance by said Account Debtor of the goods or the performance of the services giving rise thereto;

     (K) Accounts with respect to which possession or control of the goods sold is held, maintained or retained by any Borrower, or by any agent or custodian of any Borrower, for the account of or subject to further or future direction from the Account Debtor;

     (L) Accounts which are owing by any Account Debtor involved as a debtor in any bankruptcy or insolvency proceeding, whether voluntary or involuntary;

     (M) Accounts as to which Lender, at any time or times hereafter, determines in good faith that the prospect of payment or performance by the Account Debtor is or will be impaired;

     (N) Accounts with respect to which the Account Debtor is located in a state which requires any Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (1) receive a certificate of authority to do business and be in good standing in such state, or (2) file a notice of business activities report or similar report with such state' s taxing authority, unless (a) such Borrower has taken one of the actions described in clauses (1) or (2), (b) the failure to take one of the actions described in either clause (1) or (2) may be cured retroactively by such Borrower at its election, or (c) such Borrower has proven, to Lender's satisfaction, that it is exempt from any such requirements under any such state's laws;

     (O) All or any portion of an Account to the extent there exists or the Account Debtor has asserted a counterclaim or dispute; provided, however, if the amount of such counterclaim or dispute is equal to or greater than ten percent (10%) of the total Account owing from such Account Debtor to the applicable Borrower, then the full amount of such Account shall be deemed an ineligible Account; for purposes of this Section 5.1(O), the term "dispute" shall not include deductions taken by Account Debtors in the ordinary course of Borrowers' businesses which Borrowers have not challenged and do not intend to challenge.

     (P) Accounts for any Account Debtor which exceed a credit limit established by Lender for such Account Debtor, but only to the extent of such excess; and

     (Q) Accounts as to which any covenant, representation or warranty with respect to such Account has been breached.

         5.2 NOTICE OF INELIGIBLE ACCOUNTS. Immediately upon learning thereof, Borrowers shall notify Lender that an Account is no longer an Eligible Account if the effect thereof is to require Borrowers to make a mandatory prepayment in accordance with Section 3.1(B). Borrowers shall immediately pay to Lender an amount of money equal to the monies theretofore advanced by Lender to

Borrowers upon an Account that is no longer an Eligible Account, if any, and Lender shall apply such payment to and on account of the Liabilities, or Lender, in its discretion, may pay to itself, for the account of Borrowers, from (A) future loans or advances to be made by Lender to Borrowers pursuant to this Loan Agreement and the Other Agreements, and (B) monies, reserves and proceeds received or collected by Lender pursuant to Section 4.9 above, in an amount necessary to satisfy in whole or in part the foregoing requirement. If Borrowers do not fully and timely make such payment or if the funds referred to in clauses
(A) and (B) above are not sufficient therefor, the same shall be deemed an immediate Event of Default by Borrowers under this Loan Agreement.

         5.3 ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS. With respect to each of the Eligible Accounts, each Borrower represents, warrants and covenants unto Lender that: (A) they are and shall be genuine, in all respects what they purport to be and are not evidenced by a judgment; (B) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents delivered to Lender with respect thereto; (C) the amounts thereof, which may be shown on any Borrowing Base Certificate or invoices and statements delivered to Lender with respect thereto, are and shall be actually and absolutely owing to Borrowers and are not contingent for any reason; (D) no payments have been or shall be made thereon except payments immediately delivered to Lender pursuant to this Loan Agreement and the Other Agreements; (E) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Borrowers have not made and will not make any agreement with any Account Debtor for any deduction therefrom, except regular discounts allowed by Borrowers in the ordinary course of their respective businesses for prompt payment; (F) there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder; (G) all Account Debtors have the capacity to contract and are solvent; (H) the services furnished or Goods sold giving rise thereto are not subject to any lien, claim, encumbrance or security interest, except the first position priority security interest and lien of Lender; (I) Borrowers have no knowledge of any fact or circumstance which would impair the validity or collectibility thereof; and (J) there are no proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in its financial condition.

         5.4 REVOLVING LOANS. Borrowers shall not request nor permit Lender to make any Revolving Loans with respect to any Account contained on any Borrowing Base Certificate, except and only so long as such Account is an Eligible Account.

         5.5 VERIFICATION OF ACCOUNTS. Any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, facsimile transmission, telegraph or otherwise. All costs, fees and expenses relating thereto incurred by Lender, or for which Lender becomes obligated, shall be part of the Liabilities, secured by the Collateral and payable by Borrowers to Lender on demand.

         5.6 NOTICES REGARDING ACCOUNT DEBTORS. Each Borrower shall: (A) promptly upon any Borrower learning thereof, inform Lender, in writing, of any material delay in such Borrower's performance of any of its obligations to any Account Debtor and of any assertion of any claims, offsets or counterclaims by any Account Debtor and of any allowances, credits or other monies granted by such Borrower to any Account Debtor; (B) not permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including, but not limited to, any of the terms relating thereto, other than in the ordinary course of business as presently conducted; and (C) promptly upon any Borrower's receipt or learning thereof, furnish to and inform Lender of all material adverse information relating to the financial condition of any Account Debtor.

         5.7 NOTICE REGARDING DISPUTED ACCOUNTS. In the event any amount due and owing in excess of Fifty Thousand and no/100 Dollars ($50,000.00) is in dispute for a period of thirty (30) days or more after any Borrower receives notice or obtains knowledge thereof between any Borrower and an Account Debtor, such Borrower shall provide Lender with written notice thereof at the time of submission of the next Borrowing Base Certificate explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy; provided, however, in the event the aggregate total of such amounts in dispute exceeds Two Hundred Thousand and no/100 Dollars ($200,000.00), such written notice must be provided to Lender immediately upon such Borrower having knowledge of such disputes.

         5.8      ATTORNEY AND AGENT-IN-FACT.

         Each Borrower irrevocably hereby designates, makes, constitutes and appoints Lender, and all Persons designated by Lender, as such Borrower's true and lawful attorney and agent-in fact, in such Borrower's or Lender's name, to at any time after the occurrence and during the continuance of an Event of
Default: (A) demand payment of the Accounts and Special Collateral; (B) enforce payment of the Accounts and Special Collateral by legal proceedings or otherwise; (C) exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts and Special Collateral; (D) settle, adjust, compromise, extend or renew the Accounts and Special Collateral; (E) settle, adjust or compromise any legal proceedings brought to collect the Accounts and Special Collateral; (F) sell or assign the Accounts and Special Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (G) discharge and release the Accounts and Special Collateral; (H) prepare, file and sign such Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts and Special Collateral; (I) prepare, file and sign such Borrower's name on any Proof of Claim in bankruptcy or similar document against any Account Debtor; (J) endorse the name of such Borrower upon any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts and Special Collateral; and (K) do all acts and things necessary, in Lender's sole discretion, to fulfill such Borrower's obligations under this Loan Agreement.

         (B) Each Borrower irrevocably hereby designates, makes, constitutes and appoints Lender, and all Persons designated by Lender, as such Borrower's true and lawful attorney and agent-in fact, in such Borrower's or Lender's name, to at any time, whether before or after the occurrence of an Event of Default: (A) take control, in any manner, of any item of payment or proceeds referred to in Section 4.5 above; (B) endorse the name of such Borrower upon any of the items of payment or proceeds referred to in Section 4.5 above and to deposit the same on account of the Liabilities; and (C) sign the name of such Borrower to verifications of the Accounts and Special Collateral and notices thereof to Account Debtors.

                            6. COLLATERAL: INVENTORY

         6.1 ELIGIBLE INVENTORY. "Eligible Inventory" means the portion of Inventory that: (A) consists of (i) raw materials, (ii) work-in-process, (iii) finished goods, or (iv) packaging materials; (B) is not more than three hundred sixty-five (365) days old; (C) is not consigned to or from any Person; (D) does not violate the negative covenants and similar provisions of this Section 6 and does satisfy the positive covenants and similar provisions of this Section 6;
(E) Lender has in good faith determined, in accordance with its customary business practices, is not unacceptable due to age, type, category or quantity;
(F) is subject to Lender's first position priority perfected security interest and lien; and (G) is located at one of the locations specified on Schedule 4.4 and if located at a warehouse, other storage facility or a leased facility, Lender has (i) received an original Warehouse Agreement or Landlord

Agreement in form and substance acceptable to Lender, (ii) filed its Uniform Commercial Code financing statements in accordance with applicable law with regard to the respective location of each such warehouse, leased facility or other storage facility, and (iii) as evidenced by then currently dated Uniform Commercial Code judgment and lien searches satisfactory to Lender, there are no security interests or liens in and to the Collateral located at such warehouse, other storage facility or leased facility other than Lender' s first position priority security interest and lien.

         6.2 ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS. Borrowers represent and warrant to and covenant with Lender that: (A) the Inventory shall be kept only at the locations specified on Schedule 4.4; (B) Borrowers now keep and hereafter at all times shall keep correct and accurate records itemizing and describing the age, kind, type and quantity of Inventory and Borrowers' stated actual cost therefor, together with withdrawals therefrom and additions thereto for each month, all of which records shall be available, upon demand, to any of Lender' s officers, employees or agents for inspection and copying thereof; (C) all Inventory is now and hereafter at all times shall be of good and merchantable quality, free from defects; (D) any of Lender's officers, employees or agents shall, now and at any time or times hereafter, have the right, upon demand, to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition; and (E) all Eligible Inventory set forth on the Borrowing Base Certificate (1) consists of
(i) raw materials, (ii) work-in-process, (iii) finished goods, or (iv) packaging materials; (2) is not more than three hundred sixty-five (365) days old; (3) is not consigned to any Person; (4) does not violate the negative covenants and similar provisions of this Section 6 and does satisfy the positive covenants, and similar provisions of this Section 6; (5) is subject to Lender's first position priority preferred security interest and lien; and (7) is located at one of the locations specified on Schedule 4.4, and, if located at a warehouse, other storage facility or leased facility, Lender has (i) received an original executed Warehouse Agreement or Landlord Agreement in form and substance acceptable to Lender, (ii) filed its Uniform Commercial Code financing statements in accordance with applicable law with regard to the respective location of each such warehouse, other storage facility or leased facility, and
(iii) as evidenced by then currently dated Uniform Commercial Code judgment and lien searches satisfactory to Lender, there are no security interests or liens in and to the Collateral located at such warehouse, other storage facility or leased facility, other than Lender's first position priority security interest and lien. All costs, fees and expenses incurred by Lender in connection with this Section 6, or which Lender becomes obligated to pay, shall be part of the Liabilities, secured by the Collateral and payable by Borrowers to Lender on demand.

         6.3 SALE OF INVENTORY. Until an Event of Default has occurred, Borrowers may sell Inventory in the ordinary course of business, but may not transfer any Inventory in partial or total satisfaction of any of the Indebtedness. In no event shall Borrowers make any sale of Inventory which would violate the terms and provisions of the Loan Agreement and the Other Agreements.

         6.4 RESPONSIBILITY FOR INVENTORY. Borrowers shall be liable and responsible for: (A) the safekeeping of Inventory; (B) any loss, damage or destruction to the Inventory occurring or arising in any manner or fashion; (C) any diminution in the value thereof; or (D) any act or event of default of any carrier, warehouseman, bailee or forwarding agency thereof or any other Person.

                                  7. EQUIPMENT

         7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower represents and warrants to and covenants with Lender that (A) Borrowers have and shall have good, indefeasible and merchantable title, free and clear of all security interests, claims and encumbrances to and ownership of the Equipment, except for the Permitted Liens; and (B) the Equipment shall be kept and maintained solely at each Borrower's respective places of business specified on Schedule 4.4.

         7.2 MAINTENANCE OF EQUIPMENT. Each Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency of the Equipment shall at all times be maintained and preserved. No Borrower shall permit any of the Equipment to become a Fixture to real estate or accession to other personal property.

         7.3 EVIDENCE OF OWNERSHIP. Upon Lender's request, each Borrower shall deliver to Lender any and all evidence of ownership to, including, without limitation, certificates of title to and applications for title to, any of the Equipment.

         7.4 RECORDS AND SCHEDULES OF EQUIPMENT. Each Borrower shall maintain accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions thereof, and shall furnish Lender with a current schedule containing the foregoing information upon request by Lender.

                             8. INSURANCE AND TAXES

         8.1      INSURANCE.

         (A) Borrowers, at their sole cost and expense, shall keep and maintain: (1) the Collateral insured for the full insurable value against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses; and (2) business interruption insurance, workmen's compensation insurance, public liability insurance and property damage insurance relating to Borrowers' businesses and ownership and use of their assets.

         (B) All such policies of insurance shall be in form and substance, in such amounts and with insurers recognized as adequate by prudent business persons, as may be satisfactory to Lender. Borrowers shall deliver to Lender the original, or certified copy, of each policy of insurance or a certificate of insurance, and evidence of payment of all premiums for each such policy. All property insurance policies shall contain an endorsement, in form and substance acceptable to Lender, showing Lender as lender's loss payee and all liability insurance policies shall contain an endorsement, in form and substance acceptable to Lender, showing Lender as additional insured. Such endorsement or independent instrument furnished to Lender shall provide that the insurance companies will give Lender at least thirty (30) days written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrowers or any other person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage.

         (C) Borrowers hereby direct all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Lender. Each Borrower irrevocably, makes, constitutes and appoints Lender, and all officers, employees or agents designated by Lender, as such Borrower's true and lawful attorney and agent-in-fact for the purpose of making, settling and adjusting claims in excess of $150,000.00 under such policies of insurance with respect to the Collateral, endorsing the name of such Borrower on any check, draft, instrument or other item of payment in excess of $10,000.00 constituting the proceeds of such policies of insurance with respect to the Collateral at any time or times hereafter, and for making all determinations and decisions with respect to such policies of insurance for claims in excess of $150,000.00.

If Borrowers at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation, Unmatured Event of Default or Event of Default by Borrowers hereunder, may at any time or times thereafter, but shall not be obligated to do so, obtain and maintain such policies of insurance, pay such premium and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including, but not limited to, attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of the Liabilities, secured by the Collateral and payable by Borrowers to Lender on demand.

         (D) Each Borrower hereby acknowledges that the following notice by Lender is required by and given in full compliance with the Illinois Collateral Protection Act, 815 ILCS 180/15:

         Unless Borrowers provide Lender with evidence of the insurance coverage required by this Loan Agreement, Lender may purchase insurance at Borrowers' expense to protect Lender's interest in the Collateral. This insurance may, but need not, protect Borrowers' interests. The coverage that Lender purchases may not pay any claim that Borrowers make or any claim that is made against Borrowers in connection with the Collateral. Borrowers may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrowers have obtained insurance as required by this Loan Agreement. If Lender purchases insurance for the Collateral, Borrowers will be responsible for the cost of that insurance, including interest and any other charges Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The cost of the insurance may be added to Borrowers' total outstanding balance or obligation. The cost of insurance may be more than the cost of insurance Borrowers may be able to obtain on their own.

         8.2 TAXES. Each Borrower represents, warrants and covenants unto Lender that it shall fully and timely pay, when due, all of the Charges, and that it shall not permit the Charges to arise, or to remain, and will promptly discharge the same. In the event Borrowers, at any time or times hereafter, shall fail to pay the Charges or to obtain such discharges, Borrowers shall so advise Lender thereof in writing. Lender may, without waiving or releasing any obligation or liability of Borrowers hereunder or any Event of Default, at any time or times thereafter, make such payment, or any part thereof, obtain such discharge or take any other action with respect thereto which Lender deems advisable. All sums so paid by Lender and any expenses, including, but not limited to, attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of the Liabilities, secured by the Collateral and payable by Borrowers to Lender on demand.

             9. REPRESENTATIONS, WARRANTIES AND COVENANTS: GENERAL

         9.1 REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Loan Agreement and to make Loans hereunder, each Borrower represents and warrants to Lender that:

         (A) Organization and Qualification. Each Borrower is the type of legal entity set forth in the first paragraph of this Loan Agreement for such Borrower, duly organized and existing and in good standing under the laws of the State of its formation reflected in the first paragraph of this Loan Agreement, and qualified or licensed to do business in all states in which the laws thereof require Borrowers to be so qualified or licensed, except where failure to qualify would not have a material adverse effect on the financial condition of Borrower.

         (B) Corporate Power and Authority. Each Borrower has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Loan Agreement and the Other Agreements.

         (C) No Violation of Law. The execution, delivery and performance by Borrowers of this Loan Agreement and the Other Agreements do not and shall not, by the lapse of time, the giving of notice or otherwise, constitute a breach of any provision contained in any Borrower's Constituent Documents or, to the best of Borrower's knowledge, constitute a violation of any applicable law, or contained in any agreement, instrument or document to which any Borrower is a party or by which it is bound.

         (D) Title to Collateral. Borrowers have good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all liens, claims, security interests and encumbrances, except for the Permitted Liens.

         (E) Solvency. Each Borrower (1) is solvent, (2) had and has adequate cash flow to pay its debts as they mature or otherwise become due, (3) had and has sufficient capital to conduct its business in the ordinary course, and (4) to the best of Borrower's knowledge, has property and assets which, if valued at fair market valuation, are greater than the sum of such Borrower's debts and liabilities.

         (F) Litigation. There are no actions or proceedings which are pending or, to the best of Borrower's knowledge, threatened against any Borrower which might result in any material or adverse change in its financial condition or materially affect such Borrower's assets or the Collateral.

         (G) Indebtedness. No Borrower has Indebtedness, except Permitted Indebtedness.

         (H) Government Contracts. No Borrower is subject to the renegotiation of any material government contracts.

         (I) Adequate Assets/Trademarks/Copyrights/Patents. Each Borrower possesses adequate assets, licenses, patents, copyrights, trademarks and trade names to continue to conduct its respective business as previously conducted by it. Borrowers do not own any patents, trademarks or copyrights, except as otherwise specifically identified in a separate collateral assignment of patents, trademarks or copyrights executed and delivered by Borrowers to Lender contemporaneously herewith.

         (J) Good Standing. Each Borrower has been and is in good standing with respect to all governmental permits, certificates, consents and franchises necessary to continue to conduct its business as previously conducted by it and to own or lease and operate its properties as now owned or leased by it and to the best of Borrower's knowledge, none of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as such Borrower.

         (K) Burdensome Agreements. No Borrower is a party to any contract or agreement or subject to any charge, restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise.

         (L) Violation of Law. No Borrower is in violation of any applicable statute, regulation or ordinance of the United States of America, any state, city, town, municipality, county, or any other jurisdiction, or any agency thereof, in any material respect affecting its business, property, assets, operations or condition, financial or otherwise.

         (M) Breach of Other Loan Documents. No Borrower is in material default with respect to any indenture, loan agreement, mortgage, deed or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound.

         (N) Financial Information. The Financials delivered to Lender prior hereto or contemporaneously herewith fairly and accurately present the information set forth therein which may include, but is not limited to, the assets, liabilities, financial conditions and results of operations of Borrowers and such other Persons described therein as of and for the period ending on such dates and have been prepared in accordance with GAAP and such principles have been applied on a basis consistently followed in all material respects throughout the periods involved.

         (O) Material Adverse Change. There has been no material adverse change in the assets, liabilities or financial condition of any Borrower since the date of the most recent Financials for the Borrowers delivered to Lender.

         (P) Change of Corporate Name or Structure. No Borrower has within the previous two (2) years changed its name, state of formation, identity, corporate structure or chief executive office.

         (Q) Capital Structure. Schedule 9.1(Q) attached hereto and made a part hereof states (1) the correct name of each of the Subsidiaries of each Borrower, and the jurisdiction of incorporation and the percentage of voting Equity Interests owned by Borrowers, (2) the name of each Borrower's corporate or joint venture Affiliates and the nature of the affiliation, and (3) the number of authorized and issued Equity Interests of each Borrower and each Subsidiary of each Borrower. Each Borrower has good and marketable title to all of the Equity Interests it purports to own of each Subsidiary, free and clear in each case of any lien other than Permitted Liens. All such Equity Interests have been duly issued and are fully paid and non-assessable. Except as described on
Schedule 9.1(Q), there are not outstanding any agreements or instruments binding upon any Borrower's shareholders relating to the ownership of its Equity Interests.

         (R) Pension Plans. No Borrower has received any notice to the effect that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder. To the best of Borrower's knowledge, no fact or situation that could lead to a material adverse change in the financial condition of any Borrower, including, but not limited to, any Reportable Event or Prohibited Transaction, exists in connection with any Plan. Borrowers have no withdrawal liability in connection with a Multiemployer Plan.

         (S) Labor Relations. Except as described on Schedule 9.1(S) attached hereto and made a part hereof, no Borrower is a party to any collective bargaining agreement, and there are no material grievances, disputes or controversies with any union or any other organization of any Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

         (T) Trade Relations. There exists no actual or to the best of Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower, or with any material supplier, and to the best of Borrower's knowledge, there exists no present condition or state of facts or circumstances which would materially adversely affect any Borrower or prevent any Borrower from conducting such business after the consummation of the transaction contemplated by this Loan Agreement in substantially the same manner in which it has heretofore been conducted.

         (U) Environmental Matters. To the best of Borrower's knowledge, each Borrower is in compliance in all respects with all applicable Environmental Laws.

         (V) Encumbrances. There are no liens, claims or other encumbrances upon any of the Collateral, except for the Permitted Liens.

         (W) Levies and Attachments. There are no levies, attachments or restraints affecting any of Borrowers' assets or the Collateral.

         (X) Receiver, Trustee or Assignee. There is no receiver, trustee or assignee for the benefit of creditors currently appointed to take possession of all or any portion of any Borrower's assets or any of the Collateral.

         (Y) Surety. Except for guarantees in favor of Lender, no Borrower is liable, whether through the execution of a guaranty or otherwise, with respect to the obligations or liabilities of any other Person except by endorsement of instruments or items of payment for deposit to the general account of Borrowers or for delivery to Lender on account of the Liabilities.

         (Z) Affiliate Transactions. No Borrower has entered into any transaction with an Affiliate, except for transactions in the ordinary course of business pursuant to the reasonable requirements of each such Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than such Borrower would obtain in a comparable arms-length transaction.

         (AA) Commercial Tort Claims. All Commercial Tort Claims in which a Borrower is a claimant are set forth on Schedule 4.1 attached hereto.

         9.2 COVENANTS. Until the termination of this Loan Agreement and thereafter until all Liabilities are paid in full, each Borrower agrees that, unless at any time Lender shall otherwise expressly consent in writing:

         (A) Organization and Qualification. Each Borrower at all times (1) shall be the type of legal entity specified for such Borrower in the first paragraph of this Loan Agreement, duly organized and existing and in good standing under the laws of the State of its formation reflected in the first paragraph of this Loan Agreement, and (2) shall be qualified or licensed to do business in all states in which the laws thereof require Borrowers to be so qualified or licensed.

         (B) No Violation of Law. The execution, delivery and performance by Borrowers of this Loan Agreement and the Other Agreements shall not hereafter, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or breach of any provision contained in any Borrower's Constituent Documents, or contained in any agreement, instrument or document to which any Borrower is now or hereafter a party or by which it is or may become bound.

         (C) Title to Collateral. Borrowers at all times hereafter shall have good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all liens, claims, security interests and encumbrances, except for the Permitted Liens.

         (D) Solvency. Each Borrower shall at all times hereafter (1) remain solvent, (2) have adequate cash flow to pay its debts as they mature or otherwise become due, (3) have sufficient capital to conduct its business in the ordinary course, and (4) have property and assets which, if valued at fair market valuation, are greater than the sum of such Borrower's debts and liabilities.

         (E) Litigation. There shall exist no actions or proceedings against any Borrower which might result in any material or adverse change in its financial condition or materially affect such Borrower's assets or the Collateral.

         (F) Adequate Assets/Trademarks/Copyrights/Patents. Each Borrower shall continue to possess adequate assets, licenses, patents, copyrights, trademarks and trade names to continue to conduct its respective business as previously conducted by it. Borrowers shall notify Lender if any Borrower acquires ownership of or a license or other interest in any patents, trademarks or copyrights and shall execute and deliver such documents to Lender as Lender shall request to assign to Lender as security such Borrower's interest in such patents, copyrights and trademarks.

         (G) Good Standing. Each Borrower shall remain in good standing with respect to all governmental permits, certificates, consents and franchises necessary to continue to conduct its business as previously conducted by it and to own or lease and operate its properties as now owned or leased by it and none of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to persons engaged in the same or similar business as such Borrower.

         (H) Violation of Law. No Borrower shall be in violation of any applicable statute, regulation or ordinance of the United States of America, any state, city, town, municipality, county, or any other jurisdiction, or any agency thereof, in any material respect affecting its business, property, assets, operations or condition, financial or otherwise.

         (I) Breach of Other Loan Documents. No Borrower shall be in default with respect to any indenture, loan agreement, mortgage, deed or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound.

         (J) Financial Statements. Borrowers shall, from time to time, provide Financials to Lender pursuant to Section 9.5 which fairly and accurately present the assets, liabilities and financial conditions and results of operations of Borrowers and such other Persons described therein as of and for the period ending on the dates described therein. Such Financials will be, unless otherwise indicated therein, prepared in accordance with GAAP and such principles will be applied on a basis consistently followed in all material respects throughout the periods involved.

         (K) Material Adverse Change. There shall be no material adverse change in the assets, liabilities or financial condition of any Borrower since the date of the most recent Financials for the Borrowers delivered to Lender.

         (L) Change of Corporate Name or Structure. No Borrower shall at any time hereafter, without Lender's prior written consent, change its name, identity, corporate structure, ownership, chief executive office or state of formation.

         (M) Pension Plans. No fact or situation that could lead to a material adverse change in the financial condition of any Borrower, including, but not limited to, any Reportable Event or Prohibited

Transaction, shall exist in connection with any Plan. Borrowers shall continue to have no withdrawal liability in connection with a Multiemployer Plan.

         (N) Notices to Lender. Each Borrower shall notify Lender in writing: (1) promptly after any Borrower learns thereof, of the commencement of any litigation affecting a Borrower or any of its real or personal property, whether or not the claim is considered by such Borrower to be covered by insurance, and of the institution of any administrative proceeding which may materially and adversely affect such Borrower's operations, financial condition, real or personal property or business or Lender's Lien upon any of the Collateral; (2) at least thirty (30) days prior thereto, of any Borrower's opening of any new office or place of business or any Borrower's closing of any existing office or place of business; (3) promptly after any Borrower learns thereof, of any labor dispute to which a Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound;
(4) promptly after any Borrower learns thereof, of any material default by a Borrower under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of such Borrower exceeding Fifty Thousand and no/100 Dollars ($50,000.00); (5) promptly after the occurrence thereof, of any Unmatured Event of Default or Event of Default; (6) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of Indebtedness payable to a Borrower;
(7) promptly after the rendition thereof, of any judgment rendered against a Borrower or any of its Subsidiaries; and (8) promptly after any Borrower learns thereof, of any material adverse finding of any state or federal government entity in connection with all or any part of the Collateral.

         (O) Landlord and Storage Agreements. Each Borrower shall provide Lender with copies of all agreements between such Borrower and any landlord or warehouseman which owns or operates any premises at which any Collateral may, from time to time, be located, and shall deliver to Lender an original executed landlord's agreement or warehouse agreement, as the case may be, in form and substance satisfactory to Lender.

         (P) Subordinations. Each Borrower shall provide Lender with debt subordination agreements, in form and substance satisfactory to Lender, executed by Borrowers and any Person who is an officer, director, member, manager or Affiliate of Borrowers to whom any Borrower is or hereafter becomes indebted for borrowed money.

         (Q)      Environmental Matters.

                  (1) Each Borrower shall and shall cause each of its Subsidiaries to (a) comply strictly and in all respects with all applicable Environmental Laws, (b) take promptly any remediation and/or corrective action necessary to cure any violation of Environmental Laws of which a Borrower has knowledge, (c) notify the proper governmental agency promptly in the event of any release of any Hazardous Substances reportable under 42 USC Section 9603, 42 USC Section 11044, 33 USC Section 1321(b)(5) or any counterpart or similar state or local requirements, (d) promptly forward to Lender, upon its request, a copy of any order, notice, permit, application, or any other communication or report in connection with any such release of any Hazardous Substance or any other material matter relating to the Environmental Laws as they may affect their premises.

                  (2) Borrowers shall provide Lender with such evidence, reports and/or other documentation as reasonably requested by Lender to insure that Borrowers are in compliance with the terms of this Section 9.2(Q).

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

         (R) Commercial Tort Claims. Each Borrower will advise Lender of any new Commercial Tort Claim upon the filing of any such action. Each Borrower hereby authorizes Lender to amend Schedule 4.1 from time to time to reflect such new Commercial Tort Claims and to prepare and file any required Uniform Commercial Code financing statements or amendments and take any other actions necessary for Lender to perfect its security interest in such Commercial Tort Claims.

         9.3 NEGATIVE COVENANTS. Each Borrower covenants unto Lender that such Borrower shall not now or at any time hereafter, unless such Borrower obtains the prior written consent of Lender:

         (A) Additional Encumbrances. Grant a security interest in, assign, sell or transfer any of the Collateral to any Person except as permitted herein or permit, grant, or suffer a lien, claim or encumbrance upon any of the Collateral, except for the Permitted Liens.

         (B) Levies and Attachments. Permit or suffer any levy, attachment or restraint to be made affecting any of its assets or the Collateral.

         (C) Receiver, Trustee or Assignee. Permit or suffer any receiver, trustee or assignee for the benefit of creditors to be appointed to take possession of all or any of such Borrower's assets or any of the Collateral.

         (D) Mergers and Acquisitions. Merge, consolidate with or acquire any Person.

         (E) Ordinary Course of Business. Enter into any transaction not in the ordinary course of its business as presently conducted.

         (F) Investments. Other than in the ordinary course of business, make any investment in the securities of any Person; provided, however, notwithstanding the foregoing, Borrowers may make investments in certificates of deposit of Lender or any of its affiliates or such other banking institution having a net worth in excess of $100,000,000, or in securities of the United States of America or commercial paper with a P1 rating (all of the foregoing maturing within one year).

         (G) Surety. Except for guarantees in favor of Lender, guaranty or otherwise, in any way, become liable with respect to the obligations or liabilities of any Person except by endorsement of instruments or items of payment for deposit to the general account of Borrowers or for delivery to Lender on account of the Liabilities.

         (H) Capital Structure. Make any material change in such Borrower's capital structure or in any of its business objectives, purposes and operations which might in any way adversely affect the repayment of the Liabilities.

         (I) Encumbrance or Sale. Encumber, sell, pledge, mortgage, lease, or otherwise dispose of or transfer, whether by merger, consolidation or otherwise, any of such Borrower's assets, except Permitted Liens, sales of Inventory in the ordinary course of business and as otherwise expressly permitted herein.

         (J)      [Intentionally Left Blank]

         (K)      Indebtedness. Incur Indebtedness, except Permitted
Indebtedness.

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

         (L) Restricted Payments. Make any Restricted Payments, other than intercompany loans between Borrowers in the ordinary course of Borrowers' business.

         (M) Constituent Documents/Fiscal Year End. Amend or restate such Borrower's Constituent Documents or change Borrowers' fiscal year-end from December 31.

         (N) Affiliate Transactions. Enter into any transaction with an Affiliate, except for transactions in the ordinary course of business pursuant to the reasonable requirements of each such Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than such Borrower would obtain in a comparable arms-length transaction.

         9.4 FINANCIAL COVENANTS. During the term of this Loan Agreement, and thereafter for so long as there are any outstanding Liabilities owed to Lender, Borrowers covenant that they shall:

                  (1) Tangible Net Worth. Maintain a minimum Tangible Net Worth of not less than the Tangible Net Worth Benchmark tested as of the last day of each calendar quarter.

                  (2) Cash Flow Coverage Ratio. Not permit Borrowers' Cash Flow Coverage Ratio to be less than 1.10 to 1.00, tested as of the last day of each calendar quarter.

         9.5 FINANCIAL REPORTING. Borrowers represent, warrant and covenant unto Lender that they will deliver to Lender the following financial information, all of which shall accurately reflect the financial condition of Borrowers at and for the periods of time described therein and shall be prepared in accordance with GAAP:

         (A) As soon as available but in no event later than ninety (90) days after the close of each fiscal year of Borrowers, the audited consolidated and consolidating financial statements of Borrowers, including, but not limited to, (1) a balance sheet, (2) a statement of income and retained earnings, and
(3) a statement of cash flows, together with an unqualified opinion of a firm of independent certified public accountants selected by Borrowers and reasonably approved by Lender.

         (B) Concurrently with the delivery of the financial statements described in Section 9.5(A) above, certificates of the chief financial officer or any Designated Person of each Borrower in form and substance acceptable to Lender, certifying to Lender that, based upon such financial statements, (1) Borrowers are in compliance with all financial covenants and ratios contained in this Loan Agreement, together with the calculations for the financial covenants and ratios described therein; and (2) the chief financial officer or such Designated Person, as the case may be, is not aware of any event or occurrence which constitutes an Unmatured Event of Default or Event of Default.

         (C) As soon as available but in no event later than twenty (20) days after the end of each calendar month, Borrowers' internally prepared consolidated and consolidating financial statements, including, but not limited to, (1) a balance sheet, (2) a statement of income and retained earnings, and
(3) a statement of cash flows all for the previous calendar month, and the year-to-date statement for that portion of Borrowers' fiscal year then elapsed.

         (D) Concurrently with the delivery of Borrowers' internally prepared financial statements pursuant to Section 9.5(C) above for each calendar quarter-end period, certificates of the chief financial officer or any Designated Person of each Borrower, in form and substance acceptable to Lender, certifying to Lender that, based upon the internally prepared financial statements, (1) Borrowers are in compliance with all financial covenants contained in this Loan Agreement, together with the calculations for the financial covenants and ratios described herein, and (2) the chief financial officer or such Designated Person, as the case may be, is not aware of any event or occurrence which constitutes an Unmatured Event of Default or Event of Default.

         (E) As soon as available, but in no event later than twenty (20) days after the end of each month, the following reports dated as of the last day of the immediately preceding month: (1) Accounts receivable aging, (2) accounts payable aging, (3) Accounts receivable summary report, and (4) Inventory Report.

         (F) As soon as available, but in no event later than fifteen (15) days after the end of each month, a Borrowing Base Certificate dated as of the last day of the immediately preceding month.

         (G) From and after the time that any Borrower or any Subsidiary is a public company, promptly upon the furnishing or receipt thereof to the Securities and Exchange Commission or to the Equity Interest holders of any Borrower or any Subsidiary, copies of all financial statements, reports, registration statements, proxy statements, statements of beneficial ownership and Forms 3 and 4.

         (H) As soon as available, but in no event later than March 1st of each year, Borrowers' internally prepared financial projections and business plans for the forthcoming year, including, without limitation, (1) a balance sheet, (2) a statement of income and retained earnings, and (3) a statement of cash flows, all for the forthcoming year prepared on a month by month and year-to-date basis.

         (I) Such other data and information, financial and otherwise as Lender, from time to time, may reasonably request.

                            10. CONDITIONS PRECEDENT

         10.1 CONDITIONS TO INITIAL FUNDING. Lender's obligation to make the initial Loan pursuant to this Loan Agreement and the Other Agreements is subject to the full and timely performance of the following covenants prior to or contemporaneously with the making of the initial Loan.

         (A) Lender shall have received each of the following, in form and substance satisfactory to Lender and its counsel:

                  (1) A fully executed original of a Company General Certificate for each Borrower.

                  (2)      A fully executed original of this Loan Agreement.

                  (3)      A fully executed original of the Revolving Note.

                  (4)      A fully executed original of Term Note A and Term
                           Note B.

                  (5)      A fully executed Trademark Security Agreement.

                  (6)      A fully executed Mortgage and Security Agreement.

                  (7) A fully executed Assignment of Rents and Lessor's Interest in Leases.

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

                  (8)      A fully executed Environmental Indemnity Agreement.

                  (9)      A favorable written opinion from Borrowers' counsel.

                  (10) A fully executed Master Letter of Credit Agreement by and between Borrowers and Lender.

                  (11) Copies of the Uniform Commercial Code, tax lien and pending suit and judgment searches from such jurisdictions as Lender deems necessary, which shall not have disclosed any prior lien or security interest in the Collateral, except for the Permitted Liens.

                  (12) An initial Borrowing Base Certificate, Accounts receivable summary report and Inventory Report dated as of the date of this Loan Agreement.

                  (13) Certificates of insurance with lender's loss payable, additional insured and mortgagee clauses covering all collateral for the Liabilities and meeting the requirements of this Loan Agreement and the Other Agreements, each set forth on Acord Form No. 27 or such other form acceptable to Lender.

                  (14) A fully executed original of a landlord's agreement for each location leased by Borrowers, if any.

                  (15) A fully executed original of a warehouse agreement for all warehouses not owned by Borrowers, if any, where the Collateral is located.

                  (16) Such other documents, instruments or agreements as Lender may reasonably request.

         (B) No Unmatured Event of Default or Event of Default shall have occurred and be continuing.

         (C) There shall have been no material or adverse change in the business, financial condition or results of operations since the date of Borrowers' then most recently delivered Financials.

         (D) The representations and warranties contained in this Loan Agreement shall be true and correct as of the making of the initial Loan.

         10.2 CONDITIONS TO SUBSEQUENT FUNDINGS. Lender's obligation to make any subsequent Loans pursuant to this Loan Agreement and the Other Agreements is subject to the full and timely performance of each of the following covenants either prior to or contemporaneously with the making of each subsequent Loan.

         (A) No Unmatured Event of Default or Event of Default shall have occurred and be continuing.

         (B) No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Lender prior to the date of the last previous Loan shall be pending or known to be threatened against any Borrower and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the reasonable opinion of Lender is likely to materially or adversely affect the financial position or business of Borrowers or capability of Borrowers to pay the Liabilities.

         (C) There shall have been no material or adverse change in the business, financial condition or results of operations since the date of Borrowers' then most recently delivered Financials or the previous Loan advance.

         (D) The representations and warranties of Borrowers contained in this Loan Agreement shall be true and correct as of the making of any subsequent Loan, with the same effect as though made on such date of each subsequent Loan.

                         11. EVENT OF DEFAULT; REMEDIES

         11.1 EVENTS OF DEFAULT. The occurrence of any one of the following events shall constitute a default (an "Event of Default") by Borrowers under this Loan Agreement:

         (A) Borrowers fail to fully and timely pay the Liabilities, when due and payable or declared due and payable and such failure continues for a period of ten (10) days after the occurrence thereof;

         (B) any Obligor fails or neglects to perform, keep or observe any of the Covenants; provided however, Borrowers shall have a period of ten (10) Business Days after the occurrence thereof to cure any failure or neglect to perform, keep or observe any of the Covenants set forth in section 7.2 above, or subsections 9.2(A)(2), (E), (F), (G), (H), (I), (M), (O), (P) and (Q) of this
Loan Agreement;

         (C) any representation, warranty, statement, report or certificate made or delivered by any Obligor, or any of its officers, members, managers, employees, or agents, to Lender is not true and correct in all material respects, whether made in this Loan Agreement, the Other Agreements or otherwise;

         (D) any assets of any Obligor are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors;

         (E) a petition under the United States Bankruptcy Code or any similar federal, state or local law, statute or regulation shall be filed by any Obligor;

         (F) a petition under the United States Bankruptcy Code or any similar federal, state or local law, statute or regulation shall be filed against any Obligor which is granted or is not dismissed within thirty (30) days after the filing thereof;

         (G) any Obligor shall make an assignment for the benefit of creditors, or an application is made by any Obligor for the appointment of a receiver, trustee, custodian or conservator for such Obligor or any of its assets;

         (H) an application is made against any Obligor for the appointment of a receiver, trustee, custodian or conservator for such Obligor or any of its assets;

         (I) Any Obligor is enjoined, restrained or in any way prevented by court order from conducting any part of its business affairs;

         (J) a lawsuit or other proceeding is filed against any Obligor claiming in the aggregate, more than Five Hundred Thousand and no/100 Dollars ($500,000.00) in damages;

         (K) a notice of a lien, levy or assessment is filed of record with respect to any of the assets of any Obligor by the United States of America or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental department, agency, or instrumentality, including without limitation, the Pension Benefit Guaranty Corporation;

         (L) any Obligor defaults in the payment of any of its other obligations or liabilities which are in excess of One Hundred Thousand and no/100 Dollars ($100,000.00), and such default is not cured within the time, if any, specified therefor;

         (M) the occurrence of a breach, default or event of default under any agreement, instrument or document executed and delivered by any Person to Lender pursuant to which such Person has guarantied to Lender the payment of all or any portion of the Liabilities or provided collateral to secure all or any portion of the Liabilities and such breach, default or event of default is not cured within the applicable grace or cure period, if any, or such Person terminates or purports to terminate its guaranty of the Liabilities to Lender;

         (N) a breach, default or event of default occurs under any of the Other Agreements or any agreement, document or instrument executed and delivered by any Obligor to Lender or any of its subsidiaries or affiliates, after the expiration of applicable grace or cure periods;

         (O) there shall be entered against any Obligor one or more judgments or decrees in excess of Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) in the aggregate at any one time outstanding for such Obligor, excluding those judgments or decrees (i) that shall have been stayed, vacated or bonded, (ii) that shall have been outstanding less than 30 days from the entry thereof, or (iii) for and to the extent to which such Obligor is insured and with respect to which the insurer specifically has assumed responsibility in writing; or

         (P) the failure of Stephen D. Rubin, Clark L. Feldman, Michael Horn, Neal Jansen, John C. Seramur, Steven A. Rothstein, Jeffrey C. Rubenstein, Terry W. Hess, Paul R. Lederer, and Robert J. Budd, or number of them to constitute at least 51% of Vita Food's Board of Directors.

         11.2 CUMULATIVE REMEDIES. All of Lender's rights and remedies under this Loan Agreement and the Other Agreements are cumulative and non-exclusive.

         11.3 DISCONTINUING ADVANCES. Upon the occurrence of an Unmatured Event of Default or Event of Default, without notice or demand by Lender to Borrowers, Lender shall have no further obligation to and may immediately cease advancing monies or extending credit to or for the benefit of Borrowers under this Loan Agreement and the Other Agreements. Upon the occurrence of an Event of Default under Sections 11.1(E) or 11.1(F) hereof, without notice or demand by Lender to Borrowers, the Liabilities shall be immediately due and payable, including, without limitation, all of Borrowers' contingent liabilities with respect to any Letters of Credit. Upon the occurrence of any Event of Default (other than an Event of Default under Sections 11.1(E) or 11.1(F)), at the election of Lender, upon notice or demand by Lender to Borrowers, the Liabilities shall be immediately due and payable, including, without limitation, all of Borrowers' contingent liabilities with respect to any Letters of Credit. ANY ADVANCES MADE BY LENDER TO BORROWERS AFTER THE OCCURRENCE OF AN UNMATURED EVENT OF DEFAULT OR AN EVENT OF DEFAULT SHALL NOT

ESTABLISH A CUSTOM OR COURSE OF DEALING AND LENDER SHALL BE ENTITLED TO CEASE MAKING ADVANCES AT ANY TIME THEREAFTER.

         11.4 REMEDIES. Upon the occurrence of an Event of Default, Lender, in its discretion, may: (A) exercise any one or more of the rights and remedies accruing to a "secured party" under the Uniform Commercial Code of Illinois and any other applicable law upon a default by a debtor; (B) enter, with or without process of law and without breach of the peace, any premises where the Collateral is or may be located, and without charge or liability to Lender therefor, seize and remove the Collateral from said premises or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral; (C) sell or otherwise dispose of the Collateral at public or private sale for cash or credit, provided, however, that Borrowers shall be credited with the net proceeds of such sale only when such proceeds are actually received by Lender; (D) take control, in any manner, of any item of payment or proceeds of the Collateral and to direct all Account Debtors to make payments directly to Lender; (E) notify any or all Account Debtors that the Accounts and Special Collateral have been assigned to Lender and that Lender has a first position priority security interest and lien therein; (F) direct such Account Debtors to make all payments due from them to Borrowers upon the Accounts and Special Collateral directly to Lender; and (G) enforce payment of and collect, by legal proceedings or otherwise, the Accounts and Special Collateral in the name of Lender and Borrowers.

         11.5 ASSEMBLING COLLATERAL. Upon an Event of Default, each Borrower, immediately upon demand by Lender, shall assemble the Collateral and make it available to Lender at a place or places to be designated by Lender which are reasonably convenient to Lender and Borrowers. Each Borrower recognizes that if it fails to perform, observe or discharge any of its obligations or liabilities under this Loan Agreement or the Other Agreements, no remedy of law will provide adequate relief to Lender, and each Borrower agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         11.6 NOTICE OF SALE. Any notice required to be given by Lender of a sale, lease or other disposition of the Collateral or any other intended action by Lender, if provided not less than ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice to Borrowers thereof.

         11.7 POSTPONEMENT OF SALE. Each Borrower agrees that Lender may, if Lender deems it reasonable, postpone or adjourn any such sale of the Collateral from time to time by an announcement at the time and place of sale, without being required to give a new notice of sale. Further, each Borrower agrees that Lender has no obligation to preserve rights against prior parties to the Collateral.

                                  12. GENERAL

         12.1 BANK ACCOUNTS. Borrowers shall keep and maintain all of their checking, depository and other bank accounts with Lender or with such other financial institutions consented to in writing by Lender in its discretion except for convenience accounts in locations outside of Chicago, Illinois. If Lender consents to the establishment of bank accounts with another financial institution, Borrower shall take all actions, and cause such other financial institutions to take all actions, requested by Lender to grant to Lender a first position priority security interest in such bank accounts and the funds held therein.

         12.2 APPLICATION OF PAYMENTS. Each Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Lender on account of the Liabilities and each Borrower agrees that Lender shall have the continuing exclusive right to apply and re-apply any and all such payments in such manner and in such order as Lender may deem advisable, including, without limitation, to the payment of any costs, fees and expenses payable by Borrowers under this Loan Agreement, notwithstanding any entry by Lender upon any of its books and records.

         12.3 ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower represents, warrants and covenants unto Lender that (A) all representations and warranties of Borrowers contained in this Loan Agreement and the Other Agreements shall be true at the time of Borrowers' execution of this Loan Agreement and the Other Agreements, shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein and shall be true as of the date of each borrowing under this Loan Agreement, and (B) Borrowers shall fully and timely comply and maintain all covenants set forth in this Loan Agreement and the Other Agreements.

         12.4 MODIFICATION AND ASSIGNMENT OF LOAN DOCUMENTS. This Loan Agreement and the Other Agreements may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Lender. Borrowers may not sell, assign or transfer this Loan Agreement or the Other Agreements or any portion thereof, including, without limitation, Borrowers' rights, titles, interests, remedies, powers or duties thereunder. Each Borrower hereby consents to Lender's sale, assignment, grant of participations, transfer or other disposition, at any time and from time to time hereafter, of this Loan Agreement and the Other Agreements or of any portion thereof, including, without limitation, Lender's rights, titles, interests, remedies, powers or duties.

         12.5 WAIVER OF DEFAULTS. Lender's failure at any time or times hereafter to require strict performance by Borrowers of any provision of this Loan Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Unmatured Event of Default or Event of Default by Borrowers under this Loan Agreement or the Other Agreements shall not suspend, waive or affect any other Unmatured Event of Default or Event of Default by Borrowers under this Loan Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. NONE OF THE UNDERTAKINGS, AGREEMENTS, WARRANTIES, COVENANTS AND REPRESENTATIONS OF BORROWERS CONTAINED IN THIS LOAN AGREEMENT OR THE OTHER AGREEMENTS AND NO EVENT OF DEFAULT BY BORROWERS UNDER THIS LOAN AGREEMENT OR THE OTHER AGREEMENTS SHALL BE DEEMED TO HAVE BEEN SUSPENDED OR WAIVED BY LENDER UNLESS SUCH SUSPENSION OR WAIVER IS IN WRITING SIGNED BY AN OFFICER OF LENDER AND DIRECTED TO BORROWERS SPECIFYING SUCH SUSPENSION OR WAIVER.

         12.6 SEVERABILITY. Wherever possible, each provision of this Loan Agreement shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Loan Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Loan Agreement, the balance of which shall remain in and have its intended full force and effect. Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

         12.7 SUCCESSORS AND ASSIGNS. This Loan Agreement and the Other Agreements shall be binding on each Borrower and upon the successors of each Borrower, and shall inure to the benefit of Lender, its successors, assigns, affiliates, divisions and parents and may be assigned by Lender without notice to Borrowers. This provision, however, shall not be deemed to modify Section
12.4 hereof.

         12.8 INCORPORATION OF OTHER AGREEMENTS; EXHIBITS; AND SCHEDULES. The terms and provisions of the Other Agreements are incorporated herein by this reference thereto. The Exhibits and Schedules referred to herein are attached hereto, made a part hereof and incorporated herein by this reference thereto.

         12.9 SURVIVAL OF TERMINATION. Except as otherwise provided in this Loan Agreement or the Other Agreements, no termination or cancellation of this Loan Agreement or the Other Agreements shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrowers or Lender in any way or respect relating to (A) any transaction or event occurring prior to such termination or cancellation, (B) the Collateral, or (C) any of the undertakings, agreements, covenants, warranties and representations of Borrowers contained in this Loan Agreement or the Other Agreements. All such undertakings, agreements, representations, warranties and covenants shall survive such termination or cancellation.

         12.10 WAIVER OF NOTICES. Except as otherwise expressly provided herein, each Borrower waives any and all notices or demands which such Borrower might be entitled to receive with respect to this Loan Agreement or the Other Agreements by virtue of any applicable law, statute or regulation, and waives presentment, demand, protest, notice, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, Accounts, contract rights, Documents, Instruments, Chattel Paper and guaranties at any time held by Lender on which Borrowers may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard.

         12.11 AUTHORITY TO EXECUTE AND BORROW. Until Lender is notified by Borrowers to the contrary, the signature upon this Loan Agreement or upon any of the Other Agreements of (A) a Designated Person, or (B) any other Person designated in writing to Lender by any of the foregoing, shall bind all Borrowers and be deemed to be the duly authorized act of all Borrowers. Each Designated Person shall have the authority to Borrow funds on behalf of all Borrowers pursuant to the terms of this Loan Agreement.

         12.12 COSTS, FEES AND EXPENSES. Borrowers shall reimburse Lender for all costs, fees and expenses incurred by Lender, or for which Lender becomes obligated, whether before or after the occurrence of an Unmatured Event of Default or Event of Default, in connection with the negotiation, preparation, administration, enforcement and conclusion of this Loan Agreement and the Other Agreements, including, but not limited to, reasonable attorneys' and paralegals' fees, costs and expenses, other reasonable professional fees, search fees, costs and expenses, filing and recording fees, all taxes payable in connection with this Loan Agreement or the Other Agreements, and any reasonable costs and fees incurred in connection with any proceeding to protect, collect, sell, liquidate or otherwise dispose of any of the Collateral. Borrowers shall further reimburse Lender, upon demand, for the reasonable costs, fees and expenses incurred or charged by Lender, its agents or employees, with respect to audits or other business analysis performed in the administration of this Loan Agreement, plus all of the reasonable out-of-pocket costs or expenses incurred by Lender in the performance of such audit or analysis. All such costs, fees and expenses referenced in this Section shall be part of the Liabilities payable by Borrowers to Lender upon demand with interest at the Default Rate until actually paid. Without limiting the generality of the foregoing, such costs and expenses shall include the fees, expenses and charges of attorneys, paralegals, accountants, investment bankers, appraisers, valuation and other specialists, experts, expert witnesses, auctioneers, court reporters, telegram, management consultants, telex and telefax charges, overnight delivery services, messenger services and expenses for travel, lodging and meals.

         12.13 BINDING AGREEMENT; GOVERNING LAW. This Loan Agreement and the Other Agreements are submitted by Borrowers to Lender, for Lender's acceptance or rejection thereof, at Lender's office in Chicago, Illinois, as an offer by Borrowers to borrow monies from Lender and shall not be binding upon Lender or become effective until and unless accepted by Lender, in writing, at said place of business. THIS LOAN AGREEMENT AND THE OTHER AGREEMENTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND UNDER THE LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS INCLUDING, BUT NOT LIMITED TO, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING ILLINOIS' CHOICE OF LAW PROVISIONS.

         12.14 NOTICES. Any and all notices, demands, requests, consents, designations, waivers and other communications required or desired hereunder shall be in writing and shall be deemed effective upon personal delivery, upon confirmed facsimile transmission, upon receipted delivery by reputable overnight carrier, or three (3) days after mailing if mailed by registered or certified mail, return receipt requested, postage prepaid, to Borrowers or Lender at the following addresses or facsimile numbers or such other addresses and facsimile numbers as Borrowers or Lender may specify in like manner; provided, however, that notices of a change of address or facsimile number shall be effective only upon receipt thereof.

     If to Borrowers, then to:          If to Lender, then to:

     Vita Food Products, Inc.           LaSalle Bank National Association
     2222 West Lake Street              135 South LaSalle Street
     Chicago Illinois 60612             Chicago, Illinois 60603
     Attention: Clifford Bolen          Attention: Mr. Christopher C. O'Hara
     Facsimile No.: (312) 738-3215      Facsimile No.: (312) 904-8802

     Virginia Honey Company, Inc.       With a copy to:
     2222 West Lake Street
     Chicago Illinois 60612             FagelHaber LLC
     Attention: Clifford Bolen          55 East Monroe Street, 40th Floor
     Facsimile No.: (312) 738-3215      Chicago, Illinois 60603
                                        Attention: Victor A. Des Laurier, Esq.
                                        Facsimile No.: (312) 580-2201

     The Halifax Group, Inc.
     2222 West Lake Street
     Chicago Illinois 60612
     Attention: Clifford Bolen
     Facsimile No.: (312) 738-3215

     Vita Specialty Foods, Inc.
     2222 West Lake Street
     Chicago Illinois 60612
     Attention:  Clifford Bolen
     Facsimile No.: (312) 738-3215
     with a copy to:

     Jeffrey C. Rubenstein, Esq.
     Much Shelist Freed Denenberg Ament &
     Rubenstein
     200 N. LaSalle Street, Suite 2100
     Chicago, Illinois 60601
     (312) 621-1435 - Telephone Number
     (312) 621-1750 - Facsimile Number

         12.15 RELEASE OF CLAIMS. Excepting only causes of action or claims for Lender's willful misconduct, each Borrower hereby releases Lender from any and all causes of action or claims which Borrowers may now or hereafter have for any asserted loss or damage to any Borrower caused by or arising from: (A) any failure of Lender to protect, enforce or collect in whole or in part any of the Collateral; (B) Lender's notification to any Account Debtor of Lender 's security interest and lien in the Accounts and Special Collateral; (C) Lender directing any Account Debtor to pay any sums owing to any Borrower directly to Lender; and (D) any other act or omission to act on the part of Lender, its officers, agents or employees.

         12.16 CAPITAL ADEQUACY CHARGE. In the event that Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by Lender with any directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority does or shall have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender, in its sole discretion, to be material, then from time to time, after submission by Lender to Borrowers of a written demand therefor, Borrowers shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction. A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such payment, the additional amount or amounts to be paid to Lender, and the method by which such amounts were determined. In determining such amount, Lender may use any reasonable averaging and attribution method.

         12.17 HEADINGS. The captions contained in this Loan Agreement are inserted only as a matter of convenience and shall in no way define, limit or extend the scope or intent of this Loan Agreement or any provision of this Loan Agreement, and shall not affect the construction or interpretation of this Loan Agreement.

         12.18 MAXIMUM INTEREST. It is the intent of Borrowers and Lender that the rate of interest and the other charges of Borrowers under this Loan Agreement shall be lawful; therefore, if for any reason, the interest or other charges payable under this Loan Agreement are found by a court of competent jurisdiction to exceed the limit which Lender may lawfully charge Borrowers, then the obligation to pay interest and other charges shall automatically be reduced to such limits. If Borrowers have paid an amount in excess of such limit, then such amount shall be applied to reduce the principal portion of the Liabilities.

         12.19 CONSTRUCTION. Any provision of this Loan Agreement which requires a party to perform any act shall be construed as requiring the party to perform the act or cause such act to be performed. Any provision of this Loan Agreement which requires a party to refrain from taking any act shall be construed as requiring the party to refrain from taking the act, to refrain from causing such act to be taken and to cause those under his/her control from taking the act. Wherever the term "including" is used, the same shall be deemed to mean, "including, but not limited to". "Any" shall be deemed to mean "any and all " whenever applicable. The singular shall be deemed to include the plural, and the plural shall be deemed to include the singular. The masculine pronoun shall be deemed to include the feminine and neuter pronouns, and vice versa. "Copies" means photostatic or other reproduced originals which accurately, truly, correctly and completely present the original of the document copied. References to "this Loan Agreement" shall mean this Loan Agreement as amended from time to time.

         12.20 REVIVAL OF LIABILITIES. To the extent that Lender receives any payment on account of the Liabilities, or any proceeds of the Collateral are applied on account of the Liabilities, and any such payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Lender to any Borrower, its estate, trustee, receiver or any other party under the United States Bankruptcy Code or any similar federal, state or local law, statute or regulation, then, to the extent of such payment or proceeds received, the Liabilities shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender and applied on account of the Liabilities.

         12.21 GENERAL INDEMNITY. In addition to the payment of expenses pursuant to Section 12.12, whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to jointly and severally indemnify, pay and hold Lender and its successors and assigns and the officers, directors, employees, agents, and affiliates of Lender and its successors and assigns (collectively the "Indemnitees"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any Indemnitee in any manner relating to or arising out of the Loan Documents or any other agreements executed and delivered by any Borrower or any guarantor of the Liabilities in connection herewith, the statements contained in any commitment or proposal letter delivered by Lender, Lender's agreement to make the Loans or the use or intended use of the proceeds of any of the Loans hereunder (collectively the "Indemnified Liabilities"); provided that Borrowers shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrowers shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section shall survive satisfaction and payment of the Liabilities and termination of this Loan Agreement.

         12.22 ENVIRONMENTAL AND SAFETY AND HEALTH INDEMNITY. Each Borrower hereby jointly and severally agrees to indemnify Lender and agrees to hold Lender and its predecessors and successors in interest, and its affiliates, employees, agents, directors and officers harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs, reasonable consulting fees, costs of investigation and reasonable attorneys' fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Lender for, with respect to, or as a direct or indirect result of (A) the violation or alleged violation by Borrowers or any of their predecessors in interest of any Environmental Laws regarding past, present or future property or operations; (B) the presence on or under, or the release from, at or to, properties utilized by Borrowers and/or any predecessor in interest of any Hazardous Substances; (C) the existence of any unsafe or unhealthful condition on or at any premises utilized by Borrowers or any predecessor in interest in the past, present or future; (D) transport, treatment, recycling, storage, disposal, or release or threatened release, or arrangement therefor, to, at or from any facility owned or operated by another Person, of any Hazardous Substances generated by Borrowers or their predecessors in interest; (E) any remedial action or corrective action arising out of, related to, or in connection with any past, present or future property or operations of Borrowers or any of their predecessors in interest; (F) asbestos-containing material, in or at any past, present or future property of Borrowers or any of their predecessors in interest; (G) failure to comply with any representations, warranties, covenants, terms or conditions of this Loan Agreement that relate to Environmental Laws or Hazardous Substances; and (H) any environmental, health or safety investigation or review conducted by or on behalf of Lender in connection with this Loan Agreement; provided that Borrowers shall have no obligation to Lender hereunder with respect to any such liabilities arising from the gross negligence or willful misconduct of Lender. The provisions of and undertakings and indemnification set out in this Section shall survive satisfaction and payment of the Liabilities and termination of this Loan Agreement and shall expressly cover time periods when Lender may have come into possession or control of any of the property of Borrowers at any time thereafter.

         12.23 COMPLETION OF LOAN AGREEMENT AND OTHER AGREEMENTS. Borrowers hereby authorize Lender to correct any patent errors set forth in this Loan Agreement and the Other Agreements and to complete all blanks in this Loan Agreement and the Other Agreements.

         12.24 JOINT AND SEVERAL LIABILITY. All references to Borrowers shall mean Vita Food, Virginia Honey, Halifax and Specialty Foods, both individually and collectively, and jointly and severally, and all representations, warranties, duties, covenants, agreements and obligations of Borrowers shall be the individual and collective representations, warranties, duties, covenants, agreements and obligations of Vita Food, Virginia Honey, Halifax and Specialty Foods.

         12.25 DISCLOSURE OF INFORMATION. Borrowers agree that Lender may provide any information Lender may have about Borrowers or about any matter relating to this Loan Agreement, the Other Agreements and all or any portion of the Liabilities to Lender's subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of this Loan Agreement, the Other Agreements and all or any portion of the Liabilities.

         12.26 MERGER CLAUSE. This Loan Agreement constitutes the entire agreement between Lender and Borrowers with regard to the subject matter hereof, and supersedes all prior and contemporaneous communications, agreements and assurances, whether verbal or written.

         12.27 SERVICE OF PROCESS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE BORROWERS AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

         12.28 JURISDICTION; VENUE. BORROWERS AND LENDER IRREVOCABLY AGREE, AND HEREBY CONSENT AND SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, WITH REGARD TO ANY ACTIONS OR PROCEEDINGS ARISING FROM, RELATING TO OR IN CONNECTION WITH THE LIABILITIES, THIS LOAN AGREEMENT, THE OTHER

AGREEMENTS OR THE COLLATERAL. BORROWERS HEREBY WAIVE ANY RIGHT BORROWERS MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION FILED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION.

         12.29 JURY WAIVER. EACH BORROWER AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG ALL OR ANY BORROWERS AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS LOAN AGREEMENT OR ANY OF THE OTHER AGREEMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN AND IN THE OTHER AGREEMENTS. EACH BORROWER HEREBY REPRESENTS AND WARRANTS TO LENDER THAT IT HAS CONSULTED WITH AND BEEN COUNSELED BY COMPETENT COUNSEL CONCERNING THE WAIVER SET FORTH IN THIS SECTION AND HAS KNOWINGLY MADE SUCH WAIVER.

                            [signature page follows]

         IN WITNESS WHEREOF, Lender and Borrowers have caused this Loan Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.

LASALLE BANK NATIONAL ASSOCIATION,               VITA FOOD PRODUCTS, INC.,
a national banking association                   a Nevada corporation

By:    /s/ Chris O'Hara                          By:    /s/ Stephen Rubin
Name:  Chris O'Hara                              Name:  Stephen Rubin
Title: Senior Vice President                     Title: President

                                                 VIRGINIA HONEY COMPANY, INC.,
                                                 a Virginia corporation

                                                 By:    /s/ Terry W. Hess
                                                 Name:  Terry W. Hess
                                                 Title: President

                                                 THE HALIFAX GROUP, INC.,
                                                 a Georgia corporation

                                                 By:    /s/ Terry W. Hess
                                                 Name:  Terry W. Hess
                                                 Title: Chairman

                                                 VITA SPECIALTY FOODS, INC.,
                                                 a Delaware corporation

                                                 By:    /s/ Terry W. Hess
                                                 Name:  Terry W. Hess
                                                 Title: Chairman

                                  SCHEDULE 1.1

                                 PERMITTED LIENS

VITA FOOD PRODUCTS, INC.

1.       Debtor: Vita Food Products, Inc.
         Secured Party: American National Bank
         File: # 3965592
         Date: 12/30/98
         Jurisdiction: SOS Illinois
         Collateral: Sonic Blower

2.       Debtor: Vita Food Products, Inc.
         Secured Party: American National Bank
         File: # 3971006
         Date: 01/12/98
         Jurisdiction: SOS Illinois
         Collateral: Labeling Machine

3.       Debtor: Vita Food Products, Inc.
         Secured Party: Citicorp Del Lease, Inc.
         File: # 4136773
         Date: 12/28/99
         Jurisdiction: SOS Illinois
         Collateral: Specific equipment

4.       Debtor: Vita Food Products, Inc.
         Secured Party: Citicorp Del Lease, Inc.
         File: # 4181632
         Date: 03/30/00
         Jurisdiction: SOS Illinois
         Collateral: Specific Equipment

5.       Debtor: Vita Food Products, Inc.
         Secured Party: Citicorp Del Lease, Inc.
         File: # 4181634
         Date: 03/30/00
         Jurisdiction: SOS Illinois
         Collateral: Specific equipment

VITA SPECIALTY FOODS, INC.

None

THE HALIFAX GROUP, INC.

1.       Debtor: The Halifax Group, Inc.
         Secured Party: Citicorp Del Lease, Inc.

         File: # 044-2000-008949
         Date: 11/07/00
         Jurisdiction: DeKalb County, Georgia
         Collateral: Specific equipment

VIRGINIA HONEY COMPANY, INC.

1.       Debtor: Virginia Honey Company, Inc.
         Secured Party: China Products North America, Inc.
         File: # 0105307085
         Date: 05/30/01
         Jurisdiction: State Corporate Commission, Virginia
         Collateral: Bailor of honey

2.       Debtor: Virginia Honey Company, Inc.
         Secured Party: China Products North America, Inc.
         File: # 6478
         Date: 05/30/01
         Jurisdiction: Clarke County, Virginia
         Collateral: Bailor of honey

                                  SCHEDULE 2.3
             REQUEST FOR ADVANCE AT OR CONVERSION TO THE LIBOR RATE

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603

Attention: Mr. Christopher C. O'Hara

Dear Mr. O'Hara:

         ________________________ [Indicate which Borrower] ("Borrower"), requests (select one):

_______ an advance at the LIBOR Rate plus the Revolving Loan LIBOR Rate Margin or Term Loan LIBOR Rate Margin, or

_______ a conversion of all or a portion of the __________________________
[insert Revolving Loan, Term Loan A or Term Loan B] to the LIBOR Rate plus the Revolving Loan LIBOR Rate Margin or Term Loan LIBOR Rate Margin, as the case may be,

as set forth in the "Loan Agreement" (hereinafter defined) pursuant to the terms and provisions of that certain Loan and Security Agreement dated as of August __, 2003, by and among LaSalle Bank National Association, a national banking association ("Lender"), Vita Food Products, Inc., a Nevada corporation ("Vita Food"), Virginia Honey Company, Inc., a Virginia corporation ("Virginia Honey"), The Halifax Group, Inc., a Georgia corporation ("Halifax"), and Vita Specialty Foods, Inc., a Delaware corporation ("Specialty Foods") (Vita Food, Virginia Honey, Halifax and Specialty Foods are individually a "Borrower" and collectively the "Borrowers") (as amended or restated from time to time, the "Loan Agreement").

AMOUNT OF REQUESTED ADVANCE OR CONVERSION: $___________, but in no event less than Five Hundred Thousand and no/100 Dollars ($500,000.00), with increments of One Hundred Thousand and no/100 Dollars ($100,000.00) thereafter.

INTEREST PERIOD (30, 60 OR 90 DAYS): ______

DATE OF PROPOSED BORROWING: __________, _____.

         Borrower hereby acknowledges and agrees that (a) no Unmatured Event of Default or Event of Default has occurred under the terms and provisions of the Loan Agreement, and (b) there are not more than five (5) outstanding LIBOR Loans, including the LIBOR Loan requested herein. Borrower hereby affirms, confirms and ratifies all of the terms and provisions contained in the Loan Agreement.

         Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

                                       _________________________________

                                       By:   ___________________________
                                       Name: ___________________________
                                       Title:___________________________

                                  SCHEDULE 4.1

                             COMMERCIAL TORT CLAIMS

None.

                                  SCHEDULE 4.4

                 CHIEF EXECUTIVE OFFICE AND COLLATERAL LOCATIONS

I.       VITA FOOD PRODUCTS, INC.

         Executive Office:
         2222 West Lake Street
         Chicago, Illinois 60612

         Other Collateral Locations:

         Hudson Co., Inc.
         1460 Sibley Memorial Highway
         Mendota Heights, Minnesota 55120

         Richwill Warehouse
         1443 West 41st Street
         Chicago, Illinois 60609

         Ashland Cold Storage Co.
         1556 West 43rd Street
         Chicago, Illinois 60609

         Cold Ocean (Barry's Ltd.)
         245 Water Street
         Corner Brook, NF A2H 3E9

         Fulton Market Cold Storage
         1000 West Fulton
         Chicago, Illinois 60607

         Sau Sea Foods c/o Neptune Fisheries
         5714 Curle Drive
         Norfolk, Virginia 23502

         Level Valley Dairy
         807 Pleasant Valley Road
         West Bend, Wisconsin 53095

         Greylawn Coastal Refrigeration
         999 Pontiac Avenue
         Cranston, Rhode Island 29200

         Preferred Freezer Service South Florida
         12855 NW 113th Court
         Miami, Florida 33178

         Hanson Cold Storage
         3440 Concord Road
         Lafayette, Indiana 47909

         H. M. Smyth Co.
         1085 Snelling Ave. North
         St. Paul, Minnesota 55108

         Fidelity Container Corp.
         1601 Lunt Avenue
         Elk Grove, Illinois 60007

         Winchester Cold Storage
         605 North Loudoun Street
         Winchester, Virginia 22601

         Hammersmith, Inc.
         3121 Northwest 125 Street
         Miami, Florida 33167


II.      VIRGINIA HONEY COMPANY, INC.

         Executive Office:
         2222 West Lake Street
         Chicago, Illinois 60612

         Other Collateral Locations:

         2007 Industrial Park Road
         Martinsburg, West Virginia 25401

         Highway 7 West
         Berryville, Virginia 22611

         (See warehouses listed in I above.)

III.     THEHALIFAX GROUP, INC.

         Executive Office:
         2222 West Lake Street
         Chicago, Illinois 60612

         Other Collateral Locations:

         2007 Industrial Park Road
         Martinsburg, West Virginia 25401

         Highway 7 West
         Berryville, Virginia 22611

         7173-B Covington Highway
         Lithonia, Georgia

         (See warehouses listed in I above.)

IV.      VITA SPECIALTY FOODS, INC.

         Executive Office:
         2222 West Lake Street
         Chicago, Illinois 60612

         Other Collateral Locations: None.

                                  SCHEDULE 4.11

                        REAL PROPERTY OWNED BY BORROWERS

I.       VITA FOOD PRODUCTS, INC.
         2222 West Lake Street
         Chicago, Illinois 60612

II.      VIRGINIA HONEY COMPANY, INC.

         None

III.     THE HALIFAX GROUP, INC.

         None

IV.      VITA SPECIALTY FOODS, INC.

         None

                                 SCHEDULE 9.1(Q)

             BORROWERS AND ITS SUBSIDIARIES' CORPORATE INFORMATION;

I.       VITA FOOD PRODUCTS, INC.

         (1) Subsidiaries: Vita Specialty Foods, Inc., a Delaware corporation (100% owned)

         (2) No corporate Affiliates other than other Borrowers.

         (3) 10,000,000 shares of common stock and 1,000,000 shares of preferred stock authorized, 3,785,022 shares of common stock and no shares of preferred stock issued and outstanding as of June 30, 2003

II.      VIRGINIA HONEY COMPANY, INC.

         (1) No subsidiaries.

         (2) No corporate Affiliates other than other Borrowers.

         (3) 5,000 shares capital stock authorized, 1 share issued and outstanding

III.     THE HALIFAX GROUP, INC.

         (1) No subsidiaries.

         (2) No corporate Affiliates other than other Borrowers.

         (3) 1,000 shares common stock authorized, 100 shares issued and outstanding

IV.      VITA SPECIALTY FOODS, INC.

         (1) Subsidiaries: Virginia Honey Company, Inc., a Virginia corporation, and The Halifax Group, Inc., a Georgia corporation (each 100% owned)

         (2) No corporate Affiliates other than other Borrowers.

         (3) 1,000 shares common stock authorized, 100 shares issued and outstanding

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

                                 SCHEDULE 9.1(S)

                                 LABOR RELATIONS

Borrower is party to a three-year Collective Bargaining Agreement with the Food Workers Union relating to non-management plant employees at its Chicago plant entered into in June 2003.

Doc ID: 326502.7

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